Product supplement no. 85-II To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated March 31, 2008 Rule 424(b)(2)

JPMorgan Chase & Co.
Principal Protected Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or the Performance of One or More Currencies Relative to a Reference Currency and/or One or More of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index, or Linked to Any One of the Foregoing

General

•
JPMorgan Chase & Co. may offer and sell principal protected notes linked to a weighted Basket consisting of up to thirteen commodities and/or the performance of one or more currencies relative to a Reference Currency and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index, or linked to any one of the foregoing, as described below, from time to time. This product supplement no. 85-II describes terms that will apply generally to the principal protected notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The notes are senior unsecured obligations of JPMorgan Chase & Co.
•
Payment is linked to a weighted Basket consisting of some or all of the following components: Primary Aluminum (“Aluminum”); IPE Brent Blend Crude Oil (“Brent Crude”); Copper Grade A (“Copper”); Corn (“Corn”); WTI Crude Oil (“Crude Oil”); Gold (“Gold”); Heating Oil (“Heating Oil”); Standard Lead (“Lead”); Natural Gas (“Natural Gas”); Primary Nickel (“Nickel”); RBOB Gasoline (“RBOB Gasoline”); Silver (“Silver”); and Special High Grade Zinc (“Zinc”) (each a “Basket Commodity,” and together, the “Basket Commodities”); and/or the performance of one or more currencies (each a “Basket Currency,” and together, the “Basket Currencies”) relative to a Reference Currency; and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index (each a “Basket Index,” and together, the “Basket Indices”) (each Basket Commodity, each Basket Currency and each Basket Index, a “Basket Component,” and collectively, the “Basket Components”), as described below. In certain cases, only one Basket Component may compose the entire Basket, as described below.

•	Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.
•
Unless otherwise specified in the relevant terms supplement, cash payment at maturity of principal (or a portion of principal if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount.

•
The Additional Amount will depend on the Basket Return and the specific terms of the notes as set forth in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Additional Amount per $1,000 principal amount note will equal (A) $1,000 x the Basket Return x the Participation Rate, but will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable, or (B) an amount calculated according to the formula in clause (A), unless the Basket Closing Level exceeds a specified level (which we refer to as the Knock-Out Level) on one of the measurement days specified in the relevant terms supplement, in which case the Additional Amount will equal $1,000 x the Knock-Out Rate, or (C) if the Ending Basket Level is greater than or equal to the Starting Basket Level, a fixed amount specified in the relevant terms supplement (which amount we refer to as the Fixed Payment) and otherwise zero (or the Minimum Return, if applicable).

•
In addition to a cash payment at maturity of the applicable principal amount plus the Additional Amount, if any, the notes may pay interest prior to maturity, as specified in the relevant terms supplement.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-74.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•
Investing in the notes is not equivalent to investing in the Basket, any of the Basket Components or futures contracts on, exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the Basket Components.

•	The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:
Unless otherwise specified in the relevant terms supplement, the Basket will be composed of up to thirteen Basket Commodities and/or the performance of one or more Basket Currencies relative to a Reference Currency and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index. The Basket Components and the weight of each Basket Component in the Basket are as follows:

Basket Component	Bloomberg Symbol	Weight
Aluminum	LOAHDY	†
Brent Crude	CO1	†
Copper	LOCADY	†
Corn	C 1	†
Crude Oil	CL1	†
Gold	GOLDLNPM	†
Heating Oil	HO1	†
Lead	LOPBDY	†
Natural Gas	NG1	†
Nickel	LONIDY	†
RBOB Gasoline	XB1	†
Silver	SLVRLN	†
Zinc	LOZSDY	†
Basket Currencies	*	†
Dow Jones EURO STOXX 50® Index	SX5E	†
Nikkei 225 Index	NKY	†
S&P 500® Index	SPX	†
S&P BRIC 40 Index	SBR	†

If any Bloomberg symbol for a particular Basket Component differs from, or is more precise than, any Bloomberg symbol specified in this product supplement, we will include the different, or more precise, Bloomberg symbol in the relevant terms supplement.

* The relevant terms supplement will specify the relevant Reuters or Bloomberg pages for the Basket Currencies.

† The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, the relevant terms supplement may specify that each Basket Component has an equal weight in the Basket, in which case each Basket Component makes up a fraction of the value of the Basket, equal to one divided by the total number of Basket Components in the Basket, or the relevant terms supplement may specify a different weighting for each of the Basket Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of Aluminum and the S&P 500® Index, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will be weighted as 0% of the Basket.

Reference Currency:	The Reference Currency will be specified in the relevant terms supplement.
Payment at Maturity:
Unless otherwise specified in the relevant terms supplement, at maturity, you will receive a cash payment for each $1,000 principal amount note of $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal protection percentage) plus the Additional Amount, which may be zero (or the Minimum Return, if applicable).

Additional Amount (Notes with neither a Knock-Out Level nor a Fixed Payment):
Unless otherwise specified in the relevant terms supplement, for notes with neither a Knock-Out Level nor a Fixed Payment, the Additional Amount per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

Additional Amount (Notes with a Knock-Out Level):
For notes with a Knock-Out Level, the Additional Amount per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:
(1)  If the Basket Closing Level is less than the Knock-Out Level on each of the measurement dates specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or
(2)  If the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the measurement dates specified in the relevant terms supplement, which we refer to as a Knock-Out Event, $1,000 x the Knock-Out Rate.

Additional Amount (Notes with a Fixed Payment):
For notes with a Fixed Payment, the Additional Amount per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:
(1)     If the Ending Basket Level is greater than or equal to the Starting Basket Level, an amount specified in the relevant terms supplement; or
(2)     If the Ending Basket Level is less than the Starting Basket Level, zero (or the Minimum Return, if applicable).

Minimum Return:	If applicable, then the Additional Amount will equal at least the amount specified as the Minimum Return in the relevant terms supplement.
Maximum Return:	If applicable, then the Additional Amount will equal no more than the amount specified as the Maximum Return in the relevant terms supplement.
Other Terms:
In each case if applicable, the Participation Rate, Knock-Out Level, Knock-Out Rate, Knock-Out Event, Fixed Payment, Interest Rate, Partial Principal Protection Percentage, Interest Period, Interest Determination Dates and/or Interest Payment Date(s) will be set forth in the relevant terms supplement.

Basket Return:	Unless otherwise specified in the relevant terms supplement: Ending Basket Level - Starting Basket Level Starting Basket Level
Starting Basket Level:
Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other relevant date as specified in the relevant terms supplement, or, if the Basket consists of a single Basket Component, the settlement price, fixing level, Spot Rate or closing level, as applicable, of such Basket Component on the pricing date or such other relevant date as specified in the relevant terms supplement, or the arithmetic average of the settlement prices, fixing levels, Spot Rates or closing levels, as applicable, of such Basket Component on each of the Initial Averaging Dates.

Ending Basket Level:
The Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

Basket Closing Level:
Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any trading day will be calculated as follows:
100 x [1 + (Aluminum Return * Aluminum Weighting) + (Brent Crude Return * Brent Crude Weighting) + (Copper Return * Copper Weighting) + (Corn Return * Corn Weighting) + (Crude Oil Return * Crude Oil Weighting) + (Gold Return * Gold Weighting) + (Heating Oil Return * Heating Oil Weighting) + (Lead Return * Lead Weighting) + (Natural Gas Return * Natural Gas Weighting) + (Nickel Return * Nickel Weighting) + (RBOB Gasoline Return * RBOB Gasoline Weighting) + (Silver Return * Silver Weighting) + (Zinc Return * Zinc Weighting) + (Basket Currency Return1 * Basket Currency Weighting1) + (Basket Currency Return2 * Basket Currency Weighting2) + …+ (Basket Currency ReturnN * Basket Currency WeightingN) + (EURO STOXX Return * EURO STOXX Weighting) + (Nikkei Return * Nikkei Weighting) + (S&P 500 Return * S&P 500 Weighting) + (S&P BRIC Return * S&P BRIC Weighting)]
where N is the number of Basket Currencies.
Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Aluminum Return, the Copper Return, the Lead Return, the Nickel Return and the Zinc Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price per metric ton quoted by the London Metal Exchange (the “LME”) for the relevant Basket Commodity on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price per metric ton quoted by the LME for such Basket Commodity on such trading day.
Unless otherwise specified in the relevant terms supplement, the Brent Crude Return is the performance of Brent Crude, expressed as a percentage, from the official U.S. dollar cash settlement price per barrel quoted by ICE Futures (the “ICE Futures”) for Brent Crude of the futures contract in respect of the first nearby month on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash settlement price per barrel quoted by ICE Futures for Brent Crude of the futures contract in respect of the first nearby month on such trading day.
Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Crude Oil Return, Heating Oil Return, Natural Gas Return and RBOB Gasoline Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price (in the case of Crude Oil, per barrel of the first nearby WTI light sweet crude oil futures contract; in the case of Heating Oil, per gallon of the first nearby fungible No. 2 heating futures contract; in the case of Natural Gas, per million British thermal units of the first nearby Henry Hub natural gas futures contract; and in the case of RBOB gasoline, per gallon of the first nearby non-oxygenated blendstock gasoline futures contract) quoted by the New York Mercantile Exchange (the “NYMEX”) on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price (per unit described above for the relevant Basket Component) quoted by the NYMEX for such Basket Component on such trading day.

Unless otherwise specified in the relevant terms supplement, on any trading day, the Corn Return is the performance of Corn, expressed as a percentage, from the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the Chicago Board of Trade (the “CBOT”) on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT on such trading day.
Unless otherwise specified in the relevant terms supplement, on any trading day, the Gold Return is the performance of Gold, expressed as a percentage, from the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the London Bullion Market Association (the “LBMA”) on the pricing date or other relevant date specified in the relevant terms supplement to the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA on such trading day.
Unless otherwise specified in the relevant terms supplement, on any trading day, the Silver Return is the performance of Silver, expressed as a percentage, from the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on the pricing date or other relevant date specified in the relevant terms supplement to the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on such trading day.
Unless otherwise specified in the relevant terms supplement, on any currency business day, the Basket Currency Return for a Basket Currency is the performance of such Basket Currency, expressed as a percentage, from the relevant Starting Spot Rate to the relevant Ending Spot Rate on such currency business day.
Unless otherwise specified in the relevant terms supplement, on any trading day, each of the EURO STOXX Return, the Nikkei Return, the S&P 500 Return and the S&P BRIC Return is the performance of the relevant Basket Index, expressed as a percentage, from the relevant index starting level to the relevant index closing level on such trading day, as specified in the relevant terms supplement.
We refer to each of the “Aluminum Return,” the Brent Crude Return,” the “Copper Return,” the “Corn Return,” the “Crude Oil Return,” the “Gold Return,” the “Heating Oil Return,” the “Lead Return,” the “Natural Gas Return,” the “Nickel Return,” the “RBOB Gasoline Return,” the “Silver Return,” the “Zinc Return,” the “Basket Currency Return,” the “EURO STOXX Return,” the “Nikkei Return,” the “S&P 500 Return” and the “S&P BRIC Return” as a “Component Return.”
The Aluminum Weighting, the Brent Crude Weighting, the Copper Weighting, the Corn Weighting, the Crude Oil Weighting, the Gold Weighting, the Heating Oil Weighting, the Lead Weighting, the Natural Gas Weighting, the Nickel Weighting, the RBOB Gasoline Weighting, the Silver Weighting, the Zinc Weighting, the Basket Currency Weighting for each Basket Currency, the EURO STOXX Weighting, the Nikkei Weighting, the S&P 500 Weighting and the S&P BRIC Weighting (each a “Component Weighting” and, collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket as specified in the relevant terms supplement. For example, if the relevant terms supplement specifies that Aluminum is weighted to compose 25% of the value of the Basket, the Aluminum Weighting is 25%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will be weighted as 0% of the Basket. For additional information relating to the weightings of Basket Components, see “Key Terms — Basket.”
For additional information, see “Description of Notes — Payment at Maturity.”

Basket Valuation Date(s):
The Ending Basket Level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”

Initial Averaging Dates:
As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:
As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”

Investing in the Principal Protected Notes involves a number of risks. See “Risk Factors” beginning on page PS-19.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 85-II, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

March 31, 2008

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 85-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 85-II and with respect to JPMorgan Chase & Co. This product supplement no. 85-II, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 85-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 85-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 85-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 85-II and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 85-II nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 85-II nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 85-II and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)
the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)
the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

This product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” -the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

This product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)
to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)
to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)
to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.  Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.  Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.  Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.  Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.  Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

v

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.  Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.  Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.  Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.  Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)
an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law - “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 - Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

Neither this product supplement no. 85-II nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 85-II, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 85-II have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Principal Protected Notes linked to a basket consisting of up to thirteen commodities and/or the performance of one or more currencies relative to a Reference Currency and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index, or linked to any one of the foregoing.

General

The Principal Protected Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a weighted Basket (the “Basket”) consisting of up to thirteen commodities (each a “Basket Commodity,” and together, the “Basket Commodities”) and/or the performance of one or more currencies (each a “Basket Currency,” and together, the “Basket Currencies”) relative to a Reference Currency and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index (each a “Basket Index,” and together, the “Basket Indices”) (each Basket Commodity, each Basket Currency and each Basket Index, a “Basket Component,” and collectively, the “Basket Components”), as described below. In certain cases, only one Basket Component may compose the entire Basket. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

Unless otherwise specified in the relevant terms supplement, the notes will not pay interest or a fixed amount at maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket over the term of the notes, calculated in accordance with the applicable formula as set out below. Unless otherwise specified in the relevant terms supplement, we will pay you at maturity at least the principal amount of $1,000 (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) for each $1,000 principal amount note and, if specified in the relevant terms supplement, accrued and unpaid interest, and/or Minimum Return.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 85-II. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will specify, in each case if applicable, the Participation Rate, Partial Principal Protection Percentage, Minimum Return, Maximum Return, Knock-Out Level, Knock-Out Rate and Fixed Payment and the applicable terms of any such payment terms in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, your return on the notes will be linked to the performance during the term of the notes of a weighted Basket consisting of some or all of the following components: Primary Aluminum (“Aluminum”); IPE Brent Blend Crude Oil (“Brent Crude”); Copper Grade A (“Copper”); Corn (“Corn”); WTI Crude Oil (“Crude Oil”); Gold (“Gold”); Heating Oil (“Heating Oil”); Standard Lead (“Lead”); Natural Gas (“Natural Gas”); Primary Nickel (“Nickel”); RBOB Gasoline (“RBOB Gasoline”); Silver (“Silver”); Special High Grade Zinc (“Zinc”); and/or the performance of one or more Basket Currencies relative to a Reference Currency; and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index.

The Basket Currencies and the Reference Currency will be specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount as described below, which amount may be zero unless a Minimum Return applies. Unless otherwise specified in the relevant terms supplement, you will not receive less than $1,000 for each $1,000 principal amount note if you hold the notes to maturity.

Unless otherwise specified in the relevant terms supplement, for notes with neither a Knock-Out Level nor a Fixed Payment, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal, $1,000 x the Basket Return x the Participation Rate, provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

The “Partial Principal Protection Percentage” will be a percentage less than 100%, as specified in the relevant terms supplement.

The “Participation Rate” will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement.

The “Minimum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

The “Maximum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

For notes with a Knock-Out Level, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:

(1)
if the Basket Closing Level is less than the Knock-Out Level on each of the measurement dates specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or

(2)
if the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the measurement dates specified by the relevant terms supplement, which we refer to as a “Knock-Out Event,” $1,000 x the Knock-Out Rate.

The “Knock-Out Level” will be a percentage of the Starting Basket Level or a fixed level of the Basket as specified in the relevant terms supplement.

The “Knock-Out Rate” will be a percentage as specified in the relevant terms supplement.

A “Knock-Out Event” occurs when the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement. For example, the terms supplement may specify a single Basket Valuation Date as the only trading day on which a Knock-Out Event can occur, or the terms supplement may specify that a Knock-Out Event can occur on any trading day during the term of the notes.

For notes with a Fixed Payment, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal:

(1)	if the Ending Basket Level is greater than or equal to the Starting Basket Level, the Fixed Payment; or

(2)	if the Ending Basket Level is less than the Starting Basket Level, zero (or the Minimum Return, if applicable).

The “Fixed Payment” is a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level. The relevant terms supplement will specify the manner in which the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level - Starting Basket Level
Starting Basket Level

Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other relevant date as specified in the relevant terms supplement, or, if the Basket consists of a single Basket Component, the settlement price, fixing level, closing level or Spot Rate, as applicable, of such Basket Component on the pricing date or such other relevant date as specified in the relevant terms supplement, or the arithmetic average of the settlement prices, fixing levels, closing levels or Spot Rates, as applicable, of the Basket Components on each of the Initial Averaging Dates.

The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date or an arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates or such other date as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any trading day will be calculated as follows:

100 x [1 + (Aluminum Return * Aluminum Weighting) + (Brent Crude Return * Brent Crude Weighting) + (Copper Return * Copper Weighting) + (Corn Return * Corn Weighting) + (Crude Oil Return * Crude Oil Weighting) + (Gold Return * Gold Weighting) + (Heating Oil Return * Heating Oil Weighting) + (Lead Return * Lead Weighting) + (Natural Gas Return * Natural Gas Weighting) + (Nickel Return * Nickel Weighting) + (RBOB Gasoline Return * RBOB Gasoline Weighting) + (Silver Return * Silver Weighting) + (Zinc Return * Zinc Weighting) + (Basket Currency Return1 * Basket Currency Weighting1) + (Basket Currency Return2 * Basket Currency Weighting2) + … + (Basket Currency ReturnN * Basket Currency WeightingN) + (EURO STOXX Return * EURO STOXX Weighting) + (Nikkei Return * Nikkei Weighting) + (S&P 500 Return * S&P 500 Weighting) + (S&P BRIC Return * S&P BRIC Weighting)]

where N is the number of Basket Currencies.

Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Aluminum Return, the Copper Return, the Lead Return, the Nickel Return and the Zinc Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price per metric ton quoted by the London Metal Exchange (the “LME”) for the relevant Basket Commodity on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price per metric ton quoted by the LME for such Basket Commodity on such trading day.

Unless otherwise specified in the relevant terms supplement, the Brent Crude Return is the performance of Brent Crude, expressed as a percentage, from the official U.S. dollar cash settlement price per barrel quoted by ICE Futures (the “ICE Futures”) for Brent Crude of the futures contract in respect of the first nearby month on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash settlement price per barrel quoted by ICE Futures for Brent Crude of the futures contract in respect of the first nearby month on such trading day.

Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Crude Oil Return, Heating Oil Return, Natural Gas Return and RBOB Gasoline Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price (in the case of Crude Oil, per barrel of the first nearby WTI light sweet crude oil futures contract; in the case of Heating Oil, per gallon of the first nearby fungible No. 2 heating futures contract; in the case of Natural Gas, per million British thermal units of the first nearby Henry Hub natural gas futures contract; and in the case of RBOB gasoline, per gallon of the first nearby non-oxygenated blendstock gasoline futures contract) quoted by the New York Mercantile Exchange (the “NYMEX”) on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price (per unit described above for the relevant Basket Component) quoted by the NYMEX for such Basket Component on such trading day.

Unless otherwise specified in the relevant terms supplement, on any trading day, the Corn Return is the performance of Corn, expressed as a percentage, from the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the Chicago Board of Trade (the “CBOT”) on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT on such trading day.

Unless otherwise specified in the relevant terms supplement, on any trading day, the Gold Return is the performance of Gold, expressed as a percentage, from the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the London Bullion Market Association (the “LBMA”) on the pricing date or other relevant date specified in the relevant terms supplement to the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA on such trading day.

Unless otherwise specified in the relevant terms supplement, on any trading day, the Silver Return is the performance of Silver, expressed as a percentage, from the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on the pricing date or other relevant date specified in the relevant terms supplement to the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on such trading day.

Unless otherwise specified in the relevant terms supplement, on any currency business day, the Basket Currency Return for a Basket Currency is the performance of such Basket Currency, expressed as a percentage, from the relevant Starting Spot Rate to the relevant Ending Spot Rate on such currency business day. We may refer to the Basket Currency Return and the Basket Currency Weighting in the relevant terms supplement by reference to the specific Basket Currency. For example, for the European Union euro, the relevant terms supplement may refer to the EUR Return and the EUR Weighting.

Unless otherwise specified in the relevant terms supplement, on any trading day, each of the EURO STOXX Return, the Nikkei Return, the S&P 500 Return and the S&P BRIC Return is the performance of the relevant Basket Index, expressed as a percentage, from the relevant index starting level to the relevant index closing level on such trading day.

We refer to each of the “Aluminum Return,” the Brent Crude Return,” the “Copper Return,” the “Corn Return,” the “Crude Oil Return,” the “Gold Return,” the “Heating Oil Return,” the “Lead Return,” the “Natural Gas Return,” the “Nickel Return,” the “RBOB Gasoline Return,” the “Silver Return,” the “Zinc Return,” the “Basket Currency Return,” the “EURO STOXX Return,” the “Nikkei Return,” the “S&P 500 Return” and the “S&P BRIC Return” as a “Component Return.”

The Aluminum Weighting, the Brent Crude Weighting, the Copper Weighting, the Corn Weighting, the Crude Oil Weighting, the Gold Weighting, the Heating Oil Weighting, the Lead Weighting, the Natural Gas Weighting, the Nickel Weighting, the RBOB Gasoline Weighting, the Silver Weighting, the Zinc Weighting, the Basket Currency Weighting for each Basket Currency, the EURO STOXX Weighting, the Nikkei Weighting, the S&P 500 Weighting and the S&P BRIC Weighting (each a “Component Weighting” and, collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket. The relevant terms supplement will specify either (i) the weight of each basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that Aluminum is weighted to compose 25% of the value of the Basket, the Aluminum Weighting is 25%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of Aluminum and the S&P 500 Index, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will be weighted as 0% of the Basket.

On any trading day, the “Aluminum Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Aluminum Return =	Aluminum Closing Level - Aluminum Starting Level
Aluminum Starting Level

where the “Aluminum Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Aluminum Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day.

However, if the Basket consists of only Aluminum, the “Aluminum Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Brent Crude Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Brent Crude Return =	Brent Crude Closing Level - Brent Crude Starting Level
Brent Crude Starting Level

where the “Brent Crude Starting Level” is the official U.S. dollar cash settlement price per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash settlement prices per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month on each of the Initial Averaging Dates, and the “Brent Crude Closing Level” is the official U.S. dollar cash settlement price per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month on such trading day. However, if the Basket consists of only Brent Crude, the “Brent Crude Closing Level” is the official U.S. dollar cash settlement price per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash settlement prices per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month, on each of the Ending Averaging Dates.

On any trading day, the “Copper Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Copper Return =	Copper Closing Level - Copper Starting Level
Copper Starting Level

where the “Copper Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Copper Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Copper, the “Copper Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Corn Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Corn Return =	Corn Closing Level - Corn Starting Level
Corn Starting Level

where the “Corn Starting Level” is the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar settlement prices per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Corn Closing Level” is the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Corn, the “Corn Closing Level” is the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar settlement prices per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Crude Oil Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Crude Oil Return =	Crude Oil Closing Level - Crude Oil Starting Level
Crude Oil Starting Level

where the “Crude Oil Starting Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Crude Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Crude Oil, the “Crude Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Gold Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Gold Return =	Gold Closing Level - Gold Starting Level
Gold Starting Level

where the “Gold Starting Level” is the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official afternoon Gold fixing levels in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Gold Closing Level” is the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Gold, the “Gold Closing Level” is the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official afternoon Gold fixing levels in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Heating Oil Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Heating Oil Return =	Heating Oil Closing Level - Heating Oil Starting Level
Heating Oil Starting Level

where the “Heating Oil Starting Level” is the official U.S. dollar cash buyer settlement price for one gallon of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices for one gallon of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Heating Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Heating Oil, the “Heating Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices for one barrel of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Lead Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Lead Return =	Lead Closing Level - Lead Starting Level
Lead Starting Level

where the “Lead Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Lead Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Lead, the “Lead Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Natural Gas Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Natural Gas Return =	Natural Gas Closing Level - Natural Gas Starting Level
Natural Gas Starting Level

where the “Natural Gas Starting Level” is the official U.S. dollar cash buyer settlement price per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Natural Gas Closing Level” is the official U.S. dollar cash buyer settlement price per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Natural Gas, the “Natural Gas Closing Level” is the official U.S. dollar cash buyer settlement price per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Nickel Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Nickel Return =	Nickel Closing Level - Nickel Starting Level
Nickel Starting Level

where the “Nickel Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Nickel Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Nickel, the “Nickel Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “RBOB Gasoline Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

RBOB Gasoline Return =	RBOB Gasoline Closing Level - RBOB Gasoline Starting Level
RBOB Gasoline Starting Level

where the “RBOB Gasoline Starting Level” is the official U.S. dollar cash buyer settlement price per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “RBOB Gasoline Closing Level” is the official U.S. dollar cash buyer settlement price per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only RBOB Gasoline, the “RBOB Gasoline Closing Level” is the official U.S. dollar cash buyer settlement price per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Silver Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Silver Return =	Silver Closing Level - Silver Starting Level
Silver Starting Level

where the “Silver Starting Level” is the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official Silver fixing levels in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Silver Closing Level” is the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Silver, the “Silver Closing Level” is the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official Silver fixing levels in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

On any trading day, the “Zinc Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Zinc Return =	Zinc Closing Level - Zinc Starting Level
Zinc Starting Level

where the “Zinc Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Initial Averaging Dates, and the “Zinc Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Zinc, the “Zinc Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

We refer to each of the Aluminum Starting Level, Brent Crude Starting Level, Copper Starting Level, Corn Starting Level, Crude Oil Starting Level, Gold Starting Level, Heating Oil Starting Level, Lead Starting Level, Natural Gas Starting Level, Nickel Starting Level, RBOB Gasoline Starting Level, Silver Starting Level and Zinc Starting Level as a “Commodity Starting Level” and each of the Aluminum Closing Level, Brent Crude Closing Level, Copper Closing Level, Corn Closing Level, Crude Oil Closing Level, Gold Closing Level, Heating Oil Closing Level, Lead Closing Level, Natural Gas Closing Level, Nickel Closing Level, RBOB Gasoline Closing Level, Silver Closing Level and Zinc Closing Level as a “Commodity Closing Level.”

In certain circumstances, the “Commodity Starting Level” and “Commodity Closing Level” of any Basket Commodity will be based on the alternate calculation of such Basket Commodity described under “The Basket — Discontinuation of Trading on the LME, ICE Futures, NYMEX, CBOT or the LBMA in the Basket Commodities; Alteration of Method of Calculation.”

With respect to each Basket Commodity, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on the LME, ICE Futures, NYMEX, CBOT, or the LBMA with respect to the applicable Basket Commodity.

All references to the LME, ICE Futures, NYMEX, CBOT, or the LBMA with respect to the applicable Basket Commodity will also be deemed to refer to any relevant successor exchange as determined by the calculation agent.

On any currency business day, for each Basket Currency, the “Basket Currency Return” will be calculated as follows, unless otherwise specified in the relevant terms supplement:

Basket Currency Return =	Ending Spot Rate - Starting Spot Rate
Starting Spot Rate

where the “Starting Spot Rate” is the Spot Rate of such Basket Currency on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates of such Basket Currency on each of the Initial Averaging Dates, and the “Ending Spot Rate” is the Spot Rate of such Basket Currency on such currency business day. However, if the Basket consist of a single Basket Currency, the “Ending Spot Rate” of such Basket Currency is the Spot Rate of such Basket Currency on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates of such Basket Currency on each of the Ending Averaging Dates.

Unless otherwise specified in the relevant terms supplement, for each Basket Currency, the “Spot Rate” on any currency business day will be either: (A) the Reference Currency per the Basket Currency’s spot rate in the interbank market, expressed as either (i) the amount of Reference Currency per one Basket Currency, as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of Basket Currency per one unit of Reference Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page, or (B) the Basket Currency per the Reference Currency’s spot rate in the interbank market, expressed as either (i) the amount of Basket Currency per one Reference Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of Reference Currency per one unit of Basket Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page. The relevant terms supplement will specify whether the Spot Rate is expressed as the Reference Currency per the Basket Currency’s spot rate or the Basket Currency per the Reference Currency’s spot rate, whether the Reuters or Bloomberg spot rate is used, the relevant page on which the spot rate can be found, and the approximate time of the day at which the relevant page will be consulted to determine the spot rate.

Unless otherwise specified in the relevant terms supplement, if (A) the amount of Reference Currency per one Basket Currency, or one divided by the amount of Basket Currency per one unit of Reference Currency, or (B) the amount of Basket Currency per one Reference Currency, or one divided by the amount of Reference Currency per one unit of Basket Currency, as applicable, used by the calculation agent to determine the Spot Rate for any Basket Currency on any Basket Valuation Date or Initial Averaging Date, if applicable, in each case that is a currency business day, is not available on the relevant Reuters or Bloomberg page or any relevant Reuters or Bloomberg substitute page, the Spot Rate used to determine the Ending Spot Rate for such Basket Currency will equal the noon buying rate in New York on the applicable Basket Valuation Date or Initial Averaging Date, if applicable, for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”).

A “currency business day,” with respect to a Basket Currency, is, unless otherwise specified in the relevant terms supplement, (1) any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and (2) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occurs in the location specified in the relevant terms supplement.

On any trading day, the “EURO STOXX Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

EURO STOXX Return =	EURO STOXX Closing Level - EURO STOXX Starting Level
EURO STOXX Starting Level

where the “EURO STOXX Starting Level” is the closing level of the Dow Jones EURO STOXX 50® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones EURO STOXX 50® Index on each of the Initial Averaging Dates, and the “EURO STOXX Closing Level” is the closing level of the Dow Jones EURO STOXX 50® Index on such trading day. However, if the Basket consists of only the Dow Jones EURO STOXX 50® Index, the “EURO STOXX Closing Level” is the closing level of the Dow Jones EURO STOXX 50® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones EURO STOXX 50® Index on each of the Ending Averaging Dates.

On any trading day, the “Nikkei Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Nikkei Return =	Nikkei Closing Level - Nikkei Starting Level
Nikkei Starting Level

where the “Nikkei Starting Level” is the closing level of the Nikkei 225 Index on the pricing date or such other date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Nikkei 225 Index on each of the Initial Averaging Dates, and the “Nikkei Closing Level” is the closing level of the Nikkei 225 Index on such trading day. However, if the Basket consists of only the Nikkei 225 Index, the “Nikkei Closing Level” is the closing level of the Nikkei 225 Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Nikkei 225 Index on each of the Ending Averaging Dates.

On any trading day, the “S&P 500 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

S&P 500 Return =	S&P 500 Closing Level - S&P 500 Starting Level
S&P 500 Starting Level

where the “S&P 500 Starting Level” is the closing level of the S&P 500® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P 500® Index on each of the Initial Averaging Dates, and the “S&P 500 Closing Level” is the closing level of the S&P 500® Index on such trading day. However, if the Basket consists of only the S&P 500® Index, the “S&P 500 Closing Level” is the closing level of the S&P 500® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P 500® Index on each of the Ending Averaging Dates.

On any trading day, the “S&P BRIC Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

S&P BRIC Return =	S&P BRIC Closing Level - S&P BRIC Starting Level
S&P BRIC Starting Level

where the “S&P BRIC Starting Level” is the closing level of the S&P BRIC 40 Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P BRIC 40 Index on each of the Initial Averaging Dates, and the “S&P BRIC Closing Level” is the closing level of the S&P BRIC 40 Index on such trading day. However, if the Basket consists of only the S&P BRIC 40 Index, the “S&P BRIC Closing Level” is the closing level of the S&P BRIC 40 Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P BRIC 40 Index on each of the Ending Averaging Dates.

We refer to each of the EURO STOXX Starting Level, Nikkei Starting Level, S&P 500 Starting Level and S&P BRIC Starting Level as an “Index Starting Level,” and each of the EURO STOXX Closing Level, Nikkei Closing Level, S&P 500 Closing Level and S&P BRIC Closing Level as an “Index Closing Level.” In addition, we refer to each of a Commodity Starting Level, a Starting Spot Rate or an Index Starting Level as a “Component Starting Level” and each of a Commodity Closing Level, an Ending Spot Rate or an Index Closing Level as a “Component Closing Level.”

With respect to each Basket Index, the “closing level” on any trading day will equal the official closing value of such Basket Index or any successor Basket index thereto (as described below) published following the regular official weekday close of trading for such Basket Index on that trading day. In certain circumstances, the “closing level” for a Basket Index will be based on the alternate calculation of such Basket Index described under the index description section for the relevant Basket Index.

With respect to each Basket Index, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying such Basket Index or the relevant successor index and (ii) the exchanges on which futures or options contracts related to such Basket Index or the relevant successor index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.

The Basket Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.

The maturity date will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

Unless otherwise specified in the relevant terms supplement, a “Rate Unavailability Date,” with respect to a Basket Currency, is a day on which the Spot Rate for such Basket Currency cannot be determined by reference to the relevant Reuters or Bloomberg page or any relevant Reuters or Bloomberg substitute page and the Noon Buying Rate for such Basket Currency is not announced.

Unless otherwise specified in the relevant terms supplement, the “Rate Quotation Process” means the alternative determination of the Spot Rate described in this paragraph. If the Spot Rate for any Basket Currency is to be determined by the Rate Quotation Process, the Spot Rate for such Basket Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at the Specified Time (as defined below) for the purchase or sale for deposits in the relevant currency by the New York offices of three leading banks engaged in the interbank market (selected in the sole discretion of the calculation agent) (the “Reference Banks”). If fewer than three Reference Banks provide spot quotations at the Specified Time, then the Spot Rate for such Basket Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at the Specified Time from two leading commercial banks in New York (selected in the sole discretion of the calculation agent), for the purchase or sale for deposits in the relevant currencies. If these spot quotations are available from only one bank, then the calculation agent, in its sole discretion, will determine which quotation is available and reasonable to be used. Notwithstanding the foregoing, if no spot quotation for such Basket Currency as described above is available, then the Spot Rate for such Basket Currency will be the rate that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at the Specified Time.

The “Specified Time” means the applicable date and time specified below under “Notes with a Maturity of More Than One Year” or “Notes with a Maturity of Not More Than One Year,” as applicable, relating to the Rate Quotation Process if a Basket Valuation Date or an Initial Averaging Date, if applicable, is not a currency business day or is a Rate Unavailability Date with respect to any Basket Currency.

Notes with a Maturity of More than One Year

If (A) a Basket Valuation Date or an Initial Averaging Date, if applicable, is (1) not a currency business day with respect to any Basket Currency, (2) a Rate Unavailability Date with respect to any Basket Currency (any such Basket Currency affected by a non-currency business day or a Rate Unavailability Date, a “Disrupted Basket Currency”) or (3) not a trading day with respect to any Basket Commodity or Basket Index, or (B) there is a market disruption event with respect to any Basket Commodity or Basket Index (any such Basket Commodity or Basket Index affected by a non-trading day or a market disruption event, a “Disrupted Basket Commodity” or a “Disrupted Basket Index,” respectively) on such Basket Valuation Date or Initial Averaging Date, if applicable, the applicable Basket Valuation Date or Initial Averaging Date will be the latest of (x) in the case of a postponement due to a non-currency business day, the immediately succeeding currency business day for such Disrupted Basket Currency (subject to further postponement as described in (y) below if such day is a Rate Unavailability Date for such Disrupted Basket Currency), (y) in the case of a postponement due to a Rate Unavailability Date, the immediately succeeding currency business day for such Disrupted Basket Currency and (z) in the case of a postponement due to a non-trading day or a market disruption event, the immediately succeeding trading day for any such Disrupted Basket Commodity or Disrupted Basket Index during which no market disruption event for such Disrupted Basket Commodity or Basket Index shall have occurred or be continuing; provided that if a Basket Valuation Date or an Initial Averaging Date, if applicable, is postponed, the Basket Closing Level on such Basket Valuation Date or Initial Averaging Date, as postponed, will be determined by using (i) the applicable Spot Rate for each Basket Currency (other than any such Disrupted Basket Currency), the settlement price or fixing level, as applicable, for each Basket Commodity (other than any such Disrupted Basket Commodity) and the closing level for each Basket Index (other than any such Disrupted Basket Index) on the originally scheduled Basket Valuation Date or Initial Averaging Date, as applicable, (ii) in connection with any postponement due to a non-currency business day for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency on the immediately succeeding currency business day (or if such immediately succeeding business day is a Rate Unavailability Date, the Spot Rate as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the second currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable), (iii) in connection with any postponement due to a Rate Unavailability Date for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable, and (iv) in connection with any postponement due to a non-trading day or a market disruption event for a Disrupted Basket Commodity or a Disrupted Basket Index, the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Commodity or Disrupted Basket Index, as applicable, during which no market disruption event for such Disrupted Basket Commodity or Disrupted Basket Index, as applicable, shall have occurred or be continuing.

In no event, however, will any Basket Valuation Date or Initial Averaging Date, if applicable, be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date or Initial Averaging Date, as applicable. If (A) the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date or Initial Averaging Date is (1) not a currency business day with respect to any Disrupted Basket Currency, (2) a Rate Unavailability Date with respect to any Disrupted Basket Currency or (3) not a trading day with respect to any Disrupted Basket Commodity or Disrupted Basket Index, or (B) there is a market disruption event with respect to any Disrupted Basket Commodity or Disrupted Basket Index on such tenth business day, the calculation agent will determine, unless otherwise specified in the relevant terms supplement, the applicable Spot Rate for any such Disrupted Basket Currency for such date using the Rate Quotation Process at approximately 2:00 p.m., New York City time, on such day and will determine the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Commodity or Disrupted Basket Index for such date in accordance with the formula for and method of calculating such settlement price, fixing level or closing level, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the settlement price, fixing level or closing level, as applicable (or, if trading in the relevant commodities or securities, as applicable, has been materially suspended or materially limited, the calculation agent’s good faith estimate of the settlement price, fixing level or closing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day.

Notes with a Maturity of Not More than One Year

If (A) a Basket Valuation Date or an Initial Averaging Date, if applicable, is (1) not a currency business day with respect to any Basket Currency, (2) a Rate Unavailability Date with respect to any Basket Currency (any such Basket Currency affected by a non-currency business day or a Rate Unavailability Date, a “Disrupted Basket Currency”) or (3) not a trading day with respect to any Basket Commodity or Basket Index, or (B) there is a market disruption event with respect to any Basket Commodity or Basket Index (any such Basket Commodity or Basket Index affected by a non-trading day or a market disruption event, a “Disrupted Basket Commodity” or a “Disrupted Basket Index,” respectively) on such Basket Valuation Date or Initial Averaging Date, if applicable, the applicable Basket Valuation Date or Initial Averaging Date will be the latest of (x) in the case of a postponement due to a non-currency business day, the immediately succeeding currency business day for such Disrupted Basket Currency (subject to further postponement as described in (y) below if such day is a Rate Unavailability Date for such Disrupted Basket Currency), (y) in the case of a postponement due to a Rate Unavailability Date, the immediately succeeding currency business day for such Disrupted Basket Currency and (z) in the case of a postponement due to a non-trading day or a market disruption event, the immediately succeeding trading day for any such Disrupted Basket Commodity or Disrupted Basket Index during which no market disruption event for such Disrupted Basket Commodity or Basket Index shall have occurred or be continuing; provided that no Basket Valuation Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the maturity date, but not both) after the issue date (the last date that could serve as the final Basket Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Valuation Date”); and provided, further, that if a Basket Valuation Date or an Initial Averaging Date, if applicable, is postponed, the Basket Closing Level on such Basket Valuation Date or Initial Averaging Date, as postponed, will be determined by using (i) the applicable Spot Rate for each Basket Currency (other than any such Disrupted Basket Currency) and the settlement price or fixing level, as applicable, for each Basket Commodity (other than any such Disrupted Basket Commodity) and the closing level for each Basket Index (other than any such Disrupted Basket Index) on the originally scheduled Basket Valuation Date or Initial Averaging Date, as applicable, (ii) in connection with any postponement due to a non-currency business day for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency on the immediately succeeding currency business day (or if such immediately succeeding business day is a Rate Unavailability Date, the Spot Rate as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the second currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable), (iii) in connection with any postponement due to a Rate Unavailability Date for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable, and (iv) in connection with any postponement due to a non-trading day or a market disruption event for a Disrupted Basket Commodity or a Disrupted Basket Index, the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Commodity or Disrupted Basket Index, as applicable, during which no market disruption event for such Disrupted Basket Commodity or Disrupted Basket Index, as applicable, shall have occurred or be continuing.

In no event, however, will any Basket Valuation Date or Initial Averaging Date, if applicable, be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date or Initial Averaging Date, as applicable. If (A) the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date or Initial Averaging Date is (1) not a currency business day with respect to any Disrupted Basket Currency, (2) a Rate Unavailability Date with respect to any Disrupted Basket Currency or (3) not a trading day with respect to any Disrupted Basket Commodity or Disrupted Basket Index, or (B) there is a market disruption event with respect to any Disrupted Basket Commodity or Disrupted Basket Index on such tenth business day, the calculation agent will determine, unless otherwise specified in the relevant terms supplement, the applicable Spot Rate for any such Disrupted Basket Currency for such date using the Rate Quotation Process at approximately 2:00 p.m., New York City time, on such day and will determine the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Commodity or Disrupted Basket Index for such date in accordance with the formula for and method of calculating such settlement price, fixing level or closing level, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the settlement price, fixing level or closing level, as applicable (or, if trading in the relevant commodities or securities, as applicable, has been materially suspended or materially limited, the calculation agent’s good faith estimate of the settlement price, fixing level or closing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day.

Notwithstanding the foregoing, if any Basket Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Basket Valuation Date that is not the final Basket Valuation Date as if it were the final Basket Valuation Date), and such Final Disrupted Valuation Date is (1) not a currency business day with respect to any Disrupted Basket Currency, (2) a Rate Unavailability Date with respect to any Disrupted Basket Currency or (3) not a trading day with respect to any Disrupted Basket Commodity or Disrupted Basket Index, as applicable, or (B) there is a market disruption event with respect to any Disrupted Basket Commodity or Disrupted Basket Index on such Final Disrupted Valuation Date, the calculation agent will determine, unless otherwise specified in the relevant terms supplement, the applicable Spot Rate for any such Disrupted Basket Currency for such date using the Rate Quotation Process at approximately 2:00 p.m., New York City time, on such day or, for any such Disrupted Basket Commodity or Disrupted Basket Index, the settlement price, fixing level or closing level, as applicable, for such date in accordance with the formula for and method of calculating such settlement price, fixing level or closing level, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the daily settlement price, fixing level or closing level, as applicable (or, if trading in the relevant commodities or securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price, fixing level or closing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on the business day immediately preceding such Final Disrupted Valuation Date, as applicable, on such day. For the avoidance of doubt, in no event will any Basket Valuation Date occur after the Final Disrupted Valuation Date.

Basket Consisting of a Single Basket Component

If the Basket consists of only one Basket Component, unless otherwise specified in the relevant terms supplement, all references to (1) the “Basket Return” will be deemed to refer to the “Aluminum Return,” the “Brent Crude Return,” the “Copper Return,” the “Corn Return,” the “Crude Oil Return, the “Gold Return,” the “Heating Oil Return, the “Lead Return,” the “Natural Gas Return,” the “Nickel Return,” the “RBOB Gasoline Return,” the “Silver Return,” the “Zinc Return,” the “Basket Currency Return,” the “EURO STOXX Return,” the “Nikkei Return,” the S&P 500 Return” or the “S&P BRIC Return,” as applicable, which may be referred to as the “Commodity Return” or the “Index Return,” as applicable, in the relevant terms supplement, (2) the “Ending Basket Level” will be deemed to refer to the “Aluminum Closing Level,” the “Brent Crude Closing Level,” the Copper Closing Level,” the “Corn Closing Level,” the “Crude Oil Closing Level,” the “Gold Closing Level,” the “Heating Oil Closing Level,” the “Lead Closing Level,” the “Natural Gas Closing Level,” the “Nickel Closing Level,” the “RBOB Gasoline Closing Level,” the “Silver Closing Level,” the “Zinc Closing Level,” the “Ending Spot Rate,” the “EURO STOXX Closing Level,” the “Nikkei Closing Level,” the “S&P 500 Closing Level” or the “S&P BRIC Closing Level,” as applicable, which may be referred to as the “Commodity Closing Level” or “Ending Index Level,” as applicable, in the relevant terms supplement, and (3) the “Starting Basket Level” will be deemed to refer to the “Aluminum Starting Level,” the “Brent Crude Starting Level,” the “Copper Starting Level,” the “Corn Starting Level,” the “Crude Oil Starting Level,” the “Gold Starting Level,” the “Heating Oil Starting Level, the “Lead Starting Level,” the “Natural Gas Starting Level,” the “Nickel Starting Level,” the “RBOB Gasoline Starting Level,” the “Silver Starting Level,” the “Zinc Closing Level,” the “Starting Spot Rate,” the “EURO STOXX Starting Level,” the “Nikkei Starting Level,” the “S&P 500 Starting Level” or the “S&P BRIC Starting Level,” as applicable, which may be referred to as the “Commodity Starting Level” or “Initial Index Level,” as applicable, in the relevant terms supplement.

Interest Payments

If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such rate or rates, as specified in such terms supplement. Under these circumstances, interest will accrue from the issuance date of the notes to but excluding the maturity date. Interest will be paid in arrears on each date specified in the relevant terms supplement (each such date an “Interest Payment Date”) to and excluding the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. Interest on the notes will be calculated based on a 360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period will commence as if the payment had not been delayed. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

Other Terms

We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable at maturity and on the interest payment dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

RISK FACTORS

Your investment in the notes will involve certain risks. The notes may not pay interest or guarantee any return of principal prior to maturity, unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in the Basket or any of the Basket Indices, the Basket Commodities, the Basket Currency or any of the Basket Currencies, the Reference Currency or futures contracts on, or other instruments linked to, any of the Basket Components. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes differ from conventional debt securities.

The notes combine features of equity and debt. The terms of the notes differ from those of conventional debt securities in that we may not pay interest on the notes or, if we do pay interest, a significant portion of your total payment at maturity may be based on the performance of the Basket rather than the interest rate we will pay you. Where the relevant terms supplement does not provide for interest payments, if the Ending Basket Level does not exceed, or in certain cases, equal, the Starting Basket Level, and if the Basket Closing Level is less than the Knock-Out Level, if any, on each of the trading days specified in the relevant terms supplement, at maturity you will receive only $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage), plus the Minimum Return, if any, for each $1,000 principal amount note, unless otherwise specified in the relevant terms supplement. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the applicable principal amount (or a portion of the applicable principal amount, if the relevant terms supplement specifies a Partial Principal Protection Percentage) of each note (plus the Minimum Return, if any) will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The notes may not pay more than the applicable principal amount, and accrued and unpaid interest, if applicable, at maturity.

If the Ending Basket Level is less than, or, in certain cases, equal to the Starting Basket Level, and the Basket Closing Level is less than the Knock-Out Level, if any, on all of the trading days specified in the relevant terms supplement, you will receive only the applicable interest payments, if any, set forth in the relevant terms supplement and, unless otherwise specified in the relevant terms supplement $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage), plus the Minimum Return, if any, for each $1,000 principal amount note you hold at maturity. This will be true even if the value of the Basket was higher than the Starting Basket Level at some time during the life of the notes but later falls below the Starting Basket Level. Because the notes may accrue interest at an interest rate lower than that payable for other debt securities issued by us with a comparable maturity, the return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity. This return may not fully compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Your investment in the notes may result in a loss if a Partial Principal Protection Percentage is applicable.

If the relevant terms supplement specifies that a Partial Principal Protection Percentage will apply to the notes, you may receive a payment at maturity in an amount less than $1,000 for each $1,000 principal amount note. For notes with partial principal protection, at maturity you will receive a cash payment for each $1,000 principal amount note of the Partial Principal Protection Percentage x $1,000, plus the Additional Amount, which may be zero.

The appreciation potential of the notes will be limited by the Knock-Out Level, if applicable.

If the notes have a Knock-Out Level, the appreciation potential of the notes is limited by the Knock-Out Level and the corresponding maximum Basket Return. For example, if the Knock-Out Level equals 125% of the Starting Basket Level and the Knock-Out Rate is 25%, the appreciation potential of the notes is limited to 25%. Once the Basket Closing Level equals or exceeds the Knock-Out Level, the appreciation potential of the notes is limited to the Knock-Out Rate, even if the Basket Return is greater than the Knock-Out Rate. For notes with a Knock-Out Level, if the Basket Closing Level is greater than or equal to the Knock-Out Level on measurement date, as specified in the relevant terms supplement, the return on the notes will equal the Knock-Out Rate multiplied by the applicable principal amount of the notes and will not be determined by reference to the Basket Return. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the Basket, any of the Basket Commodities, the Basket Currency or any of the Basket Currencies, the Reference Currency, the Basket Indices, the equity securities underlying the Basket Indices or futures contracts on, or other instruments linked to, any of the Basket Components. Under these circumstances, your return will not reflect any potential increase in the Ending Basket Level, as compared to the Starting Basket Level, of greater than the Knock-Out Rate.

The Commodity Starting Levels, Starting Spot Rates or Index Starting Levels for the Basket Components may be determined after the issue date of the notes.

If so specified in the relevant terms supplement, the Commodity Starting Levels, Starting Spot Rates or Index Starting Levels for the Basket Components will be determined based on the arithmetic average of the settlement prices, fixing levels, spot rates or closing levels of the Basket Components on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Commodity Starting Levels, Starting Spot Rates or Index Starting Levels for the Basket Components may not be determined, and you may therefore not know such value, until after the issue date. Similarly, the global note certificate constituting the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Commodity Starting Levels, Starting Spot Rates or Index Starting Levels for the Basket Components. The Commodity Starting Levels, Starting Spot Rates or Index Starting Levels for the Basket Components will be used in the calculation of the returns for the various Basket Components, and the returns will be used in calculating the Basket Return and the payment at maturity. If there are any increases in the Commodity Starting Levels, Starting Spot Rates or Index Starting Levels for the Basket Components on the Initial Averaging Dates that occur after the issue date and such increases result in the Commodity Starting Levels, Starting Spot Rates or Index Starting Levels for one or more of the Basket Components being higher than the settlement prices, fixing levels, spot rates or closing levels of such Basket Component(s) on the issue date, this may establish higher levels that the Basket Components must achieve for you to attain a positive return on your investment or to avoid a loss of principal at maturity.

The Ending Basket Level may be less than the Basket level at other times during the term of the notes.

Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at various other times during the term of the notes could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket before and/or after the Basket Valuation Date(s) or if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s) or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date is near the end of the term of the notes, then if the Basket level increases or remains relatively constant and then decreases below the Starting Basket Level, the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the Basket Commodities, any Basket Currency or Basket Currencies, the Reference Currency, the Basket Indices, the equity securities underlying the Basket Indices or contracts relating to the Basket Components for which there is an active secondary market.

The appreciation potential of the notes will be limited by the Fixed Payment, if applicable.

If the notes have a Fixed Payment, the appreciation potential of the notes is limited to the appreciation represented by such Fixed Payment, even if the appreciation in the Basket would, but for the Fixed Payment, result in the payment of a greater Additional Amount at maturity. If the Ending Basket Level is greater than or equal to the Starting Basket Level, the return on the notes will equal the Fixed Payment and will not be determined by reference to the Basket Return. This return will be limited regardless of the appreciation of the Basket, which may be significant. Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the Basket, the Basket Commodities, any Basket Currency or Basket Currencies, the Reference Currency, the Basket Indices, the equity securities underlying the Basket Indices or contracts relating to the Basket Components for which there is an active secondary market.

The appreciation potential of the notes will be limited by the Maximum Return, if applicable.

If the notes have a Maximum Return, the appreciation potential of the notes is limited to the fixed dollar amount per $1,000 principal amount note specified in the relevant terms supplement as the Maximum Return. The Additional Amount will equal no more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the Additional Amount calculated with reference to the Basket Return and Participation Rate would be greater than the Maximum Return.

The Basket Components may not be equally weighted.

Unless otherwise specified in the relevant terms supplement, the Basket is composed of up to thirteen Basket Commodities and/or one or more Basket Currencies relative to a Reference Currency and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index, each of which may have a different weight in determining the value of the Basket, depending on the Component Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Basket will consist of all thirteen Basket Commodities and the performance of one Basket Currency relative to a Reference Currency, and none of the Basket Indices. Under these circumstances, the Aluminum Weighting, the Brent Crude Weighting, the Copper Weighting, the Corn Weighting, the Crude Oil Weighting, the Gold Weighting, the Heating Oil Weighting, the Lead Weighting, the Natural Gas Weighting, the Nickel Weighting, the RBOB Gasoline Weighting, the Silver Weighting, the Zinc Weighting, the Basket Currency Weighting1, the EURO STOXX Weighting, the Nikkei Weighting, the S&P 500 Weighting, and the S&P BRIC Weighting are 15%, 5%, 10%, 5%, 10%, 5%, 5%, 10%, 5%, 5%, 5%, 10%, 5% and 5%, 0%, 0%, 0%, and 0%, respectively. One consequence of such an unequal weighting of the Basket Components is that the same percentage change in two of the Basket Components may have different effects on the Basket Closing Level. For example, if the Aluminum Weighting is greater than the Copper Weighting, a 5% decrease in Aluminum will have a greater effect on the Basket Closing Level than a 5% decrease in Copper.

The weight of each Basket Component may be determined on a date other than the pricing date.

If so specified in the relevant terms supplement, the weight of each Basket Component in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Components in the Basket will be determined based on the relative magnitude of the Component Return of each Basket Component on the Observation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Component until a date later than the pricing date, and you may not know the weight assigned to each Basket Component in the Basket prior to the final Basket Valuation Date.

Changes in the value of the Basket Components may offset each other.

Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of one or more of Aluminum, Brent Crude, Copper, Corn, Crude Oil, Gold, Heating Oil, Lead, Natural Gas, Nickel, RBOB Gasoline, Silver, Zinc, and/or the performance of one or more Basket Currencies relative to a Reference Currency and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index. Price movements in the Basket Commodities may not correlate with each other, the levels of the Basket Indices may not correlate with each other, exchange rate movements of the Basket Currencies may not correlate with each other and price movements in the Basket Commodities and movements in the level of Basket Indices may not correlate with each other or with exchange rate movements of the Basket Currencies. At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline in value. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Component or Components, particularly if the Basket Component or Components that appreciate are of relatively low weight in the Basket. For example, in an equally weighted Basket of thirteen Basket Commodities, one Basket Currency relative to a Reference Currency, and two Basket Indices, a 10% appreciation of each of eight of the Basket Components from the pricing date to the Basket Valuation Date(s) would be completely offset by a 10% decline in each of the remaining Basket Components from the pricing date to the Basket Valuation Date(s). There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level. Unless the relevant terms supplement provides for interest payments, a Knock-Out feature and/or a Minimum Return, if the Basket Return is flat or negative, you will only receive the principal amount of your notes at maturity.

The Basket may consist of only one Basket Component.

In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will be weighted as 0% of the Basket. In such cases, the Basket Closing Level will be determined with respect to the settlement price, fixing level, spot rate or closing level, as applicable, of the single Basket Component, and changes in other Basket Components will have no effect on the Basket Closing Level.

If the Participation Rate is less than 100%, the Additional Amount will be limited by the Participation Rate.

If the Participation Rate is less than 100% and the Ending Basket Level exceeds the Starting Basket Level, the Additional Amount you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the Basket performance above the Starting Basket Level. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the performance of the Basket.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the date of the issuance of the notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

J.P. Morgan Securities Inc. (“JPMSI”) may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the prices of the Basket Commodities, the level of exchange rates of the Basket Currencies relative to the Reference Currency, the level of the Basket Indices and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the prices of the Basket Commodities, the level of the Basket Indices, the exchange rates of the Basket Currencies relative to the Reference Currency;

•	the time to maturity of the notes;

•
the market price of the physical commodities upon which the futures contracts that compose the applicable Basket Commodity are based or the exchange-traded futures contracts on such Basket Commodities;

•	supply and demand trends for each of the Basket Commodities at any time;

•
interest and yield rates in the market generally as well as in each of the Basket Currencies’, the Reference Currency’s countries and in each of the markets of the securities composing the Basket Indices;

•	suspension or disruption of market trading in any or all of the Basket Components or the Reference Currency;

•	the dividend rate on the equity securities underlying the Basket Indices;

•
economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events that affect the Basket Commodities or commodities markets generally or that the value of the Basket Currencies or Reference Currency or the economies of the originating countries of such currencies, the equity securities composing the Basket Indices or stock markets generally, and which may affect the Basket Return;

•	changes in correlation (to the extent to which the exchange rates between the Basket Currencies increase or decrease to the same degree at the same time) between the Basket Currency exchange rates;

•	the exchange rate and the volatility of the exchange rate among each of the Basket Currencies and the various currencies relevant to the Basket;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities composing each of the Basket Indices are traded, and the correlation between those rates and the levels of the S&P BRIC 40 Index; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

You cannot predict the future performance of any of the Basket Components, or the Basket as a whole, based on its historical performance. The Ending Basket Level may be flat or negative as compared to the Starting Basket Level, in which event you will only receive the principal amount (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) of your notes at maturity unless the relevant terms supplement provides for interest payments or includes a Knock-Out feature.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity will be based on the applicable principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

If the Basket includes Basket Commodities, prices for the Basket Commodities may change unpredictably and affect the value of the notes in unanticipated ways.

The Basket Commodities are concentrated in non-ferrous metals and oil, which are subject to variables that may be less significant to the values of securities such as stocks and bonds. Prices for the Basket Commodities are affected by a variety of factors, including changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, drought, floods, weather, government intervention, embargoes and tariffs. These additional variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities. The price volatility of each Basket Commodity also affects the value of the forwards and forward contracts related to that Basket Commodity and therefore its price at any such time. These and other factors may also affect the prices for the Basket Commodities and the value of your notes in unpredictable or unanticipated ways and may cause the prices of the Basket Commodities to move in unpredictable or unanticipated directions and at unpredictable or unanticipated rates. It is not possible to predict accurately the aggregate effect of all or any of such factors on the prices of the Basket Commodities.

If the Basket includes Aluminum, Copper, Lead, Nickel or Zinc, an investment in the notes is subject to risks associated with the London Metal Exchange.

Some of the Basket Commodities (Aluminum, Copper, Lead, Nickel and Zinc) are traded on the LME. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

In addition, the LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery up to 63, 27 and 15 months forward (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on any Basket Valuation Date, the official U.S. dollar cash buyer settlement prices per metric ton of each Basket Commodity and, consequently, the Basket Return, could be adversely affected.

If the Basket includes Gold or Silver, an investment in the notes is subject to risks associated with the London Bullion Market Association.

Some of the Basket Commodities (Gold and Silver) are traded on the LBMA. Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The closing prices of Gold and Silver will be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of Gold and Silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

If the Basket includes Brent Crude, an investment in the notes is subject to risks associated with ICE Futures.

One of the Basket Commodities (Brent Crude) is traded on ICE Futures. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

If the Basket includes Basket Commodities, owning the notes is not the same as owning Basket Commodities or related commodities contracts directly.

The return on your notes will not reflect the return you would realize if you actually purchased the Basket Commodities or exchange-traded or over-the-counter instruments based on any of the Basket Commodities. You will not have any rights that holders of such instruments have.

If the Basket includes a Basket Currency, the notes are subject to currency exchange risk.

Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of each Basket Currency and the Reference Currency is at any moment a result of the supply and demand for the currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the Basket Currencies’ countries, the Reference Currency’s country and economic and political developments in other relevant countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the Basket Currencies’ and the Reference Currency’s countries and between each country and its major trading partners; and

•	the extent of governmental surplus or deficit in the Basket Currencies’ and the Reference Currency’s countries.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Basket Currencies’ and Reference Currency’s countries and those of other countries important to international trade and finance.

If the Basket includes Basket Currencies, the liquidity, trading value and amounts payable under the notes could be affected by the actions of the governments of the originating nations of the Basket Currencies and Reference Currency.

Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting all the Basket Currencies, the Reference Currency or any other currency.

If the Basket includes Basket Currencies, even though the Basket Currencies and Reference Currency are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

The interbank market for the currencies comprising the basket and the U.S. dollar is a global, around-the-clock market and the Basket Currency and Reference Currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the Basket Currencies and the Reference Currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the Basket level, that will not be reflected immediately in the market price, if any, of the notes.

If the Basket includes Basket Currencies, the absence of last-sale and other information about the Basket Currencies may affect the price of the notes.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the Basket Return and therefore the Additional Amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the Basket Currencies or Reference Currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Basket Currencies and the Reference Currency and must be prepared to make special efforts to obtain that information on a timely basis.

The Basket is not a recognized market index and may not accurately reflect global market performance.

The Basket is not a recognized market index. The Basket was created solely for purposes of the offering of the notes and will be calculated solely during the term of the notes. The value of the Basket and, therefore, the Basket performance amount, however, will not be published during the term of the notes. The Basket does not reflect the performance of all major securities, commodities or currency markets, and may not reflect actual global market performance.

If the Basket includes Basket Currencies, changes in interest rate levels may affect the trading value of the notes.

We expect that changes in interest rates will affect the trading value of the notes. In general, for a Basket Currency with a Spot Rate calculated as the Reference Currency per the Basket Currency’s spot rate, if interest rates of the country issuing the Reference Currency increase, we expect the trading value of the notes will decrease and, conversely, if the interest rates of the country issuing the Reference Currency decrease, we expect that the trading value of the notes will increase. For a Basket Currency with a Spot Rate calculated as the Basket Currency per the Reference Currency’s spot rate, if interest rates of the country issuing the Reference Currency increase, we expect the trading value of the notes will increase and, conversely, if the interest rates of the country issuing the Reference Currency decrease, we expect that the trading value of the notes will decrease. If interest rates increase or decrease in markets based on any Basket Currency, the trading value of the notes may be adversely affected. Interest rates may affect the economies of the countries issuing the Basket Currencies or the Reference Currency, and, in turn, the exchange rates and therefore the value of the Basket Currencies relative to the Reference Currency. Prior to maturity, the impact of interest rates of the country issuing the Reference Currency and the interest rates of the countries issuing the Basket Currencies may either offset or magnify each other.

If the Basket includes Basket Commodities or Basket Currencies, suspensions or disruptions of market trading in the currency markets and commodity and related futures markets may adversely affect the value of the notes.

The currency markets and commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur in a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could affect the value of the Basket Commodities, the Basket Currencies, the Reference Currency, the exchange rates between the Basket Currencies and the Reference Currency and the Basket as a whole and, therefore, the Additional Amount at maturity and in the market value of the notes.

The notes are not regulated by the Commodity Futures Trading Commission.

The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non−U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non−U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Some of the Basket Components may be commodities, the prices of which are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity.

If the Basket includes Basket Commodities, a decrease in the price of any of the Basket Commodities may have a material adverse effect on the value of the notes and your return on your investment in the notes. The Basket Commodities are subject to the effect of numerous factors, certain of which are specific to the market for each such commodity, as discussed below.

Aluminum

The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications. Their availability and price will also affect demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials. It is not possible to predict the aggregate effect of all or any combination of these factors.

Brent Crude

The price of IPE brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

Copper

The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

Corn

The price of corn is primarily affected by the global demand for, and supply of, corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

Crude Oil

The price of WTI light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by OPEC and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

Gold

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

Heating Oil

The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil. Heating oil is generally used to fuel heat furnaces for buildings. Heat oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

Lead

The price of lead is primarily affected by the global demand for and supply of lead, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for lead is significantly influenced by the level of global industrial economic activity. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for a significant percentage of world-wide lead demand. Growth in the production of batteries will drive lead demand. The power generation industrial sector is also important to demand for lead given that the use of lead in the manufacture of power generation units accounts for a significant percentage of world-wide lead demand. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Use in the manufacture of these products will also influence demand for lead. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world. The supply of lead is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed. It is not possible to predict the aggregate effect of all or any combination of these factors.

Natural Gas

Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world's supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

Nickel

The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates. Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

RBOB Gasoline

The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during "driving seasons" usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

Silver

The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

Zinc

The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments. It is not possible to predict the aggregate effect of all or any combination of these factors.

If the Basket includes the Dow Jones EURO STOXX 50® Index or the Nikkei 225 Index, the Basket Return for the notes will not be adjusted for changes in exchange rates that might affect Dow Jones EURO STOXX 50® Index or the Nikkei 225 Index.

Although the stocks composing the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Basket Components, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

If the Basket includes the S&P BRIC 40 Index, the notes will be subject to currency exchange risk.

Because the prices of the equity securities composing the S&P BRIC 40 Index (the “Component Securities”) are converted into U.S. dollars for the purposes of calculating the level of the S&P BRIC 40 Index, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the S&P BRIC 40 Index. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the S&P BRIC 40 Index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance. See also “The S&P BRIC 40 Index — The S&P BRIC 40 Index Is Subject to Currency Exchange Risk.”

If the Basket includes the S&P BRIC 40 Index, changes in the volatility of exchange rates, and the correlation between those rates and the levels of the S&P BRIC 40 Index are likely to affect the market value of the notes.

The exchange rate between the U.S. dollar and each of the currencies in which the Component Securities refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which a Component Security is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a Component Security is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which a Component Security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated refer to the size and frequency of that exchange rate.

Because the S&P BRIC 40 Index is calculated, in part, by converting the closing prices of the Component Securities into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated could affect the market value of the notes

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated and the level of the S&P BRIC 40 Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the S&P BRIC 40 Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated and the percentage changes in the level of the S&P BRIC 40 Index could affect the value of the notes.

STOXX Limited may adjust the Dow Jones EURO STOXX 50® Index in a way that affects its level, and STOXX Limited has no obligation to consider your interests.

STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange, is responsible for calculating and maintaining the Dow Jones EURO STOXX 50® Index. STOXX Limited can add, delete or substitute the stocks underlying the Dow Jones EURO STOXX 50® Index or make other methodological changes that could change the level of the Dow Jones EURO STOXX 50® Index. You should realize that the changing of companies included in the Dow Jones EURO STOXX 50® Index may affect the Dow Jones EURO STOXX 50® Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, STOXX Limited may alter, discontinue or suspend calculation or dissemination of the Dow Jones EURO STOXX 50® Index. Any of these actions could adversely affect the value of the notes. STOXX Limited has no obligation to consider your interests in calculating or revising the Dow Jones EURO STOXX 50® Index. See “The Dow Jones EURO STOXX 50® Index.”

Nikkei Inc. may adjust the Nikkei 225 Index in a way that affects its level, and Nikkei Inc. has no obligation to consider your interests.

Nikkei Inc. is responsible for calculating and maintaining the Nikkei 225 Index. Nikkei Inc. can add, delete or substitute the stocks underlying the Nikkei 225 Index or make other methodological changes that could change the level of the Nikkei 225 Index. You should realize that the changing of companies included in the Nikkei 225 Index may affect the Nikkei 225 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, Nikkei Inc. may alter, discontinue or suspend calculation or dissemination of the Nikkei 225 Index. Any of these actions could adversely affect the value of the notes. Nikkei Inc. has no obligation to consider your interests in calculating or revising the Nikkei 225 Index. See “The Nikkei 225 Index.”

S&P may adjust the S&P 500® Index in a way that affects its level, and S&P has no obligation to consider your interests.

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) is responsible for calculating and maintaining the S&P 500® Index. S&P can add, delete or substitute the stocks underlying the S&P 500® Index or make other methodological changes that could change the level of the S&P 500® Index. On March 21, 2005, S&P began to use a revised methodology for calculating the S&P 500® Index and on September 16, 2005, S&P completed its transition to the new calculation methodology. You should realize that the changing of companies included in the S&P 500® Index may affect the S&P 500® Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500® Index. Any of these actions could adversely affect the value of the notes. S&P has no obligation to consider your interests in calculating or revising the S&P 500® Index. See “The S&P 500® Index.”

S&P may adjust the S&P BRIC 40 Index in a way that affects its level, and S&P has no obligation to consider your interests.

S&P is responsible for calculating and maintaining the S&P BRIC 40 Index. S&P can add, delete or substitute the stocks underlying the S&P BRIC 40 Index or make other methodological changes that could change the level of the S&P BRIC 40 Index. You should realize that the changing of companies included in the S&P BRIC 40 Index may affect the S&P BRIC 40 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P BRIC 40 Index. Any of these actions could adversely affect the value of the notes. S&P has no obligation to consider your interests in calculating or revising the S&P BRIC 40 Index. See “The S&P BRIC 40 Index.”

We are currently one of the companies that make up the S&P 500® Index and we have announced our potential acquisition of The Bear Stearns Companies, Inc., another company included in the S&P 500 Index, but, to our knowledge, we are not currently affiliated with any other company included in any of the Basket Indices.

We are currently one of the companies that make up the S&P 500® Index. On March 16, 2008, and March 24, 2008, we issued press releases (which are included in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 18, 2008, and March 24, 2008, respectively) announcing our potential acquisition of The Bear Stearns Companies, Inc., which is also included in the S&P 500 Index. To our knowledge, we are not currently affiliated with any of the other issuers the equity securities of which are represented in the Basket Indices. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities composing the Basket Indices or your notes. None of the money you pay us will go to STOXX Limited, Nikkei Inc., S&P or any of the other companies included in the Basket Indices, and none of those companies will be involved in the offering of the notes in any way. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

You will have no shareholder rights in issuers of the equity securities that compose the Basket Indices.

As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities composing the Basket Indices.

If the Basket includes the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index or the S&P BRIC 40 Index, an investment in the notes is subject to risks associated with non-U.S. securities markets.

The equity securities that compose the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index and the S&P BRIC 40 Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes where the Basket includes a Basket Fund or an Equity Index composed of securities traded in one or more emerging market countries.

Some or all of these factors may influence the closing level of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index and the S&P BRIC 40 Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of such Basket Indices based on their historical performance. The value of any such Basket Index may decrease such that you may not receive more than your initial investment (plus the Minimum Return, if applicable). There can be no assurance that the closing level of any such Basket Index will not decrease so that at maturity, you will receive more than your initial investment (plus the Minimum Return, if applicable).

The London Metal Exchange has no obligation to consider your interests.

The LME is responsible for calculating the official U.S. dollar cash buyer settlement price per metric ton for Aluminum, Copper, Lead, Nickel and Silver. The LME may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar cash buyer settlement price per metric ton for any or all of these Basket Commodities. Any of these actions could adversely affect the value of the notes. The LME has no obligation to consider your interests in calculating or revising the official U.S. dollar cash buyer settlement price per metric ton for these Basket Commodities.

ICE Futures has no obligation to consider your interests.

ICE Futures is responsible for calculating the official U.S. dollar cash settlement price per barrel for Brent Crude. ICE Futures may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar cash settlement price per barrel for Brent Crude. Any of these actions could adversely affect the value of the notes. ICE Futures has no obligation to consider your interests in calculating or revising the official U.S. dollar cash settlement price per barrel for Brent Crude.

The New York Mercantile Exchange has no obligation to consider your interests.

The NYMEX is responsible for calculating the official U.S. dollar cash buyer settlement prices per unit of measure for Crude Oil, Heating Oil, Natural Gas and RBOB Gasoline. The NYMEX may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar cash buyer settlement price per unit of measure for any or all of these Basket Commodities. Any of these actions could adversely affect the value of the notes. The NYMEX has no obligation to consider your interests in calculating or revising the official U.S. dollar cash buyer settlement price per unit of measure for these Basket Commodities.

The Chicago Board of Trade has no obligation to consider your interests.

The Chicago Board of Trade (the “CBOT”) is responsible for calculating the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn. The CBOT may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn. Any of these actions could adversely affect the value of the notes. The CBOT has no obligation to consider your interests in calculating or revising the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn.

The London Bullion Market Association has no obligation to consider your interests.

The LBMA is responsible for calculating the official afternoon Gold fixing level in U.S. dollars per troy ounce and Silver fixing level in U.S. dollars per troy ounce. The LBMA may alter, discontinue or suspend calculation or dissemination of the official afternoon Gold fixing level in U.S. dollars per troy ounce and/or Silver fixing level in U.S. dollars per troy ounce. Any of these actions could adversely affect the value of the notes. The LBMA has no obligation to consider your interests in calculating or revising the official afternoon Gold fixing level and/or the official Silver fixing level.

We or our affiliates may have adverse economic interests to the holders of the notes.

JPMSI and other affiliates of ours trade the individual Basket Commodities, the equity securities composing the Basket Indices, the Basket Currencies and the Reference Currency and other financial instruments related to the Basket Commodities, Basket Indices, Basket Currencies and Reference Currency on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more of the Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level or price of one or more of the Basket Components, accordingly, could affect the value of the notes and any Additional Amount payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies the equity securities of which is included in one of the Basket Indices, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services, as well as trading activities related to the Basket Commodities, Basket Currencies and the Reference Currency. In the course of this business, we or our affiliates may acquire non-public information about such companies or with respect to such commodity or currency investments, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may also publish research reports, or otherwise express views about companies the equity securities of which are included in one of the Basket Indices or with respect to such commodity or currency investments or regarding expected movements in commodity prices or movements in exchange rates. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to such activities or future price movements of the Basket Commodities, movements in the levels of the Basket Indices or exchange rate movements between the Basket Currencies and the Reference Currency. Any prospective purchaser of notes should undertake an independent investigation of the Basket Commodities, Basket Indices, Basket Currencies and the Reference Currency as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Basket or the Basket Components. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes. With respect to any of these activities, neither JPMSI nor any of its affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities composing the S&P BRIC 40 Index are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, because currency exchange rate calculations are involved in the calculation of the closing level of the S&P BRIC 40 Index, could affect the closing levels of the S&P BRIC 40 Index and, accordingly, the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and any prospective purchaser of notes should undertake an independent investigation of the currencies in which equity securities composing the S&P BRIC 40 Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Component Starting Level and the Component Closing Level for each of the Basket Components, the Starting Basket Level, the Ending Basket Level, the Basket Return, the Additional Amount, if any, we will pay you at maturity, the settlement price, fixing level, or closing level of each Basket Component on each Initial Averaging Date, if applicable, and each Basket Valuation Date and the Basket Closing Level on any Basket Valuation Date, including the Component Return for each Basket Component, as well as, if applicable, whether a Knock-Out Event has occurred (for notes with a Knock-Out Level), whether the Ending Basket Level is equal to or greater than the Starting Basket Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. The calculation agent will also be responsible for determining the Spot Rate for a Basket Currency if such Spot Rate is not available on Reuters or Bloomberg, as applicable, whether a market disruption event, with respect to a Basket Commodity or a Basket Index has occurred, whether trading in one or more of the Basket Commodities has been discontinued on the LME, ICE Futures, NYMEX, CBOT or LBMA, whether any of the Basket Indices has been discontinued, whether there has been a material change in the method of calculation of any of the Basket Commodities or Basket Indices, and, if the notes bear interest, whether a day is an Interest Payment Date. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Commodity or security market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the commodity or security markets have been affected in a manner that prevents it from properly determining the Basket Closing Level or the Basket Return on any Basket Valuation Date and calculating the payment at maturity that we are required to pay you. Market disruptions might also prevent the calculation agent from properly determining the settlement price, fixing level or the closing level of a Basket Commodity or a Basket Index on an Initial Averaging Date, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Basket Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of the Notes — Market Disruption Events.”

Currency disruptions may adversely affect your return.

The relevant term sheet will specify whether the quotes for the Spot Rate for the Basket Currencies will be determined by reference to the amount of Reference Currency per one Basket Currency, or one divided by the amount of Basket Currency per one unit of Reference Currency, or the amount of Basket Currency per one Reference Currency, or one divided by the amount of Reference Currency per one unit of Basket Currency, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page. If quotes for the Spot Rate for any Basket Currency on any Basket Valuation Date that is a currency business day, are not available in the interbank market as reported by Reuters or by Bloomberg, as applicable, the Spot Rate used to determine the Ending Spot Rate for such Basket Currency will equal the noon buying rate in New York on the applicable Basket Valuation Date for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes. If this rate is not announced on that date, then the Spot Rate for such Basket Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent on the currency business day following the applicable Basket Valuation Date. If the final Basket Valuation Date is postponed, the maturity date could be postponed as well, and your return could be adversely affected. See “General Terms of Notes -- Payment at Maturity.”

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt instruments for U.S. federal income tax purposes.

Generally, if the term of the notes is not more than one year (including either the issue date or the last possible date that the notes could be oustanding), we expect that the notes will be treated as “short-term" debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 85-II and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

USE OF PROCEEDS

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date set forth in the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more Basket Components, the equity securities underlying one or more Basket Indices, the futures contracts underlying one or more Basket Commodities or options on such futures contracts or, futures contracts on exchange-traded or over-the-counter instruments based on other instruments the value of which is derived from one or more Basket Components or, if applicable, their underlying equity securities or futures contracts. While we cannot predict an outcome, such hedging activity and other hedging or investment activities of ours could potentially increase the level of one or more Basket Components, and therefore effectively establish a higher level that the relevant Basket Component must achieve for you to receive, at maturity of the notes, more than the applicable principal amount (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) of your notes (other than, if applicable, any interest payment or payment of the Minimum Return). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in one or more Basket Components, the equity securities underlying one or more Basket Indices, the futures contracts underlying one or more Basket Commodities or options on such futures contracts, futures contracts or, exchange-traded or over-the-counter instruments the value of which is derived from one or more Basket Components or, if applicable, their underlying equity securities or futures contracts. Although we have no reason to believe that any of these activities will have a material impact on the level of any of the Basket Components or the value of the notes, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE BASKET

Historical Performance of the Basket Components and the Basket

We will provide historical information on the performance of the Basket Components and the hypothetical Basket in the relevant terms supplement. You should not take any such historical data as an indication of future performance and we take no responsibility for the accuracy or completeness of such information.

Hypothetical Returns on Your Notes

The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical Ending Basket Levels and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical Ending Basket Levels on the scheduled Basket Valuation Dates could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on Ending Basket Levels or closing levels of the Basket on other scheduled Basket Valuation Dates, in each case that may vary and on assumptions that may prove to be erroneous.

The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in the Basket Commodities, Basket Currencies, Reference Currency or Basket Indices directly. Among other things, the return on the Basket Commodities, Basket Currencies, Reference Currency or Basket Indices is likely to have tax consequences that are different from an investment in your note.

We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

THE BASKET COMMODITIES AND THE BASKET CURRENCIES

We have derived all information regarding the Basket Commodities contained in this product supplement no. 85-II from publicly available information. Information related to the commodities futures contracts which trade on the London Metal Exchange (the “LME”), ICE Futures (the “ICE Futures”), the New York Mercantile Exchange (the “NYMEX”), the Chicago Board of Trade (the “CBOT”) or the London Bullion Market Association (the “LBMA”) reflects the policies of, and is subject to change by, the LME, ICE Futures, NYMEX, CBOT or the LBMA, as applicable. We make no representation or warranty as to the accuracy or completeness of such information.

The Basket consists of up to thirteen commodities (each a “Basket Commodity,” and together, the “Basket Commodities”) — Aluminum, Copper, Lead, Nickel and Zinc, which trade on the LME; Brent Crude, which trades on ICE Futures; Corn, which trades on the CBOT; Gold and Silver, which trade on the LBMA; and Crude Oil, Heating Oil, Natural Gas and RBOB Gasoline, which trade on the NYMEX — the performance of one or more Basket Currencies relative to a Reference Currency (each a “Basket Currency,” and together, the “Basket Currencies”) and/or one or more of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index (each a “Basket Index,” and together, the “Basket Indices”) (each Basket Commodity, each Basket Currency and each Basket Index, a “Basket Component,” and collectively, the “Basket Components”). Each of the Basket Components is weighted in the Basket as specified in the relevant terms supplement.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The Basket Commodities

The official settlement price or fixing level for each Basket Commodity will be determined as described below. If any Bloomberg symbol for a particular basket Commodity differs from, or is more precise than, any Bloomberg symbol specified below, we will set forth the different, or more precise, Bloomberg symbol in the relevant terms supplement.

•
Aluminum – The official U.S. dollar cash buyer settlement price of Aluminum is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOAHDY.” The official U.S. dollar cash buyer settlement price of Aluminum is determined by reference to the LME’s “High Grade Primary Aluminum Contract.”

•
Brent Crude – The official U.S. dollar cash settlement price of Brent Crude is the official U.S. dollar cash settlement price (express in dollars per barrel) for Brent Crude of the futures contract in respect of the first nearby month quoted by ICE Futures and displayed on Bloomberg under the symbol “CO1.”

•
Copper – The official U.S. dollar cash buyer settlement price of Copper is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOCADY.” The official U.S. dollar cash buyer settlement price of Copper is determined by reference to the LME’s “Copper—Grade A Contract.”

•
Corn – The official U.S. dollar settlement price of Corn is the official U.S. dollar settlement price (expressed in cents per bushel) for the first nearby futures contract for #2 Yellow Corn, quoted by the CBOT and displayed on Bloomberg under the symbol “C 1.”

•
Crude Oil – The official U.S. dollar cash buyer settlement price of Crude Oil is the official U.S. dollar cash buyer settlement price (expressed in dollars per barrel) of the first nearby WTI light sweet crude oil futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “CL1.”

•	Gold – The official afternoon fixing level in U.S. dollars per troy ounce quoted by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM.”

•
Heating Oil – The official U.S. dollar cash buyer settlement price of Heating Oil is the official U.S. dollar cash buyer settlement price (expressed in dollars per gallon) of the first nearby fungible No. 2 heating oil futures contract, quoted by the NYMEX and displayed on Bloomberg under the symbol “HO1.”

•
Lead – The official U.S. dollar cash buyer settlement price of Lead is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOPBDY.” The official U.S. dollar cash buyer settlement price of Lead is determined by reference to the LME’s “Standard Lead Contract.”

•
Natural Gas – The official U.S. dollar cash buyer settlement price of Natural Gas is the official U.S. dollar cash buyer settlement price (expressed in dollars per million British thermal units) of the first nearby Henry Hub natural gas futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “NG1.”

•
Nickel – The official U.S. dollar cash buyer settlement price of Nickel is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LONIDY.” The official U.S. dollar cash buyer settlement price of Nickel is determined by reference to the LME’s “Primary Nickel Contract.”

•
RBOB Gasoline – The official U.S. dollar cash buyer settlement price of RBOB Gasoline is the official U.S. dollar cash buyer settlement price (expressed in dollars per gallon) of the first nearby non-oxygenated blendstock gasoline futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “XB1.”

•
Silver – The official fixing level in U.S. dollars per troy ounce (expressed in cents) as determined by the market making members of the LBMA at 12:00 p.m. each business day and quoted by the LBMA and displayed on Bloomberg under the symbol “SLVRLN.”

•
Zinc – The official U.S. dollar cash buyer settlement price of Zinc is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOZSDY.” The official U.S. dollar cash buyer settlement price of Zinc is determined by reference to the LME’s “Special High Grade Zinc Contract.”

For information regarding how the Basket will be calculated if one or more of the settlement prices or fixing levels of the Basket Commodities is not calculated by the LME, ICE Futures, NYMEX, CBOT or the LBMA or published by Bloomberg, see “Discontinuation of Trading on the LME, ICE Futures, NYMEX, CBOT or the LBMA in the Basket Commodities; Alteration of Method of Calculation” below.

The London Metal Exchange

The LME was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to the over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting “back-to-back” contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically LME contracts used to be established for delivery on any day (referred to as a “prompt date”) from one day to three months following the date of contract. Currently, LME contracts may be established for monthly delivery up to 15, 27 and 63 months forward (depending on the commodity). Further, because it is a principals’ forward market, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

The LME is not a cash-cleared market. Both interoffice and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlements costs. The LME is subject to regulation by the Securities and Investments Board.

The bulk of trading on the LME is transacted through inter-office dealing which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:40 a.m. to 1:15 p.m. and from 3:10 to 4:35 p.m., London time. The two sessions are each broken down into two rings made up of five minutes’ trading in each contract. After the second ring of the first session the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros. Prices are quoted in U.S. dollars.

Copper and tin have traded on the LME since its establishment. The Copper Contract was upgraded to High Grade Copper in November 1981 and again to today’s Grade-A Contract which began trading in June 1986. Primary Aluminum was introduced as a 99.5% contract in December 1978 and today’s High Grade Primary Aluminum Contract began trading in August 1987. Nickel joined the exchange the year after aluminum, in April 1979. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum, lead, nickel, tin and zinc.

ICE Futures

General

In May 2000, IntercontinentalExchange, Inc. (“ICE”), was established, with its founding shareholders representing some of the world’s largest energy traders. ICE’s mission was to transform over-the-counter trading by providing an open, accessible, multi-dealer, around-the-clock electronic energy exchange. The exchange was built and offered the trading community better price transparency, more efficiency, greater liquidity and lower costs than manual trading. In June 2001, ICE expanded its business into futures trading by acquiring the International Petroleum Exchange (the “IPE”), now ICE Futures, which operated Europe’s leading open-outcry energy futures exchange. Since 2003, ICE has partnered with the Chicago Climate Exchange to host its electronic marketplace. In April 2005, the entire ICE portfolio of energy futures became fully electronic.

IPE, the predecessor of ICE Futures was established in London in 1980 as a traditional open-cry auction market by a group of energy and trading companies. The IPE launched the gas oil futures contracts in 1981, followed by the brent crude oil futures contract in 1988 and the natural gas futures contract in 1997.

ICE Futures is a Recognized Investment Exchange in the United Kingdom and is regulated by the U.K. Financial Services Authority. ICE Futures is a regulated marketplace in which industry participants use futures and options to minimize their price exposure in the physical energy market. Trading in futures and options is offered exclusively electronically and access to the trading platform is offered directly via the Internet, through private telecommunications lines, through an independent software vendor or through an ICE Futures exchange member’s own conformed front-end system.

The IPE Brent Blend Crude Oil Futures Contract

The IPE brent blend crude oil futures contract was introduced in 1988 and is used to price a portion of the world’s traded oil. The Brent Crude contract represents the right to receive a future delivery of 1,000 net barrels of brent blend crude oil per unit and is quoted at a price that represents one barrel of brent blend crude oil. The delivery point of crude oil underlying the contract is Sullom Voe, Scotland. The Brent Crude contract is a deliverable contract based on an Exchange of Futures for Physical (“EFP”) delivery mechanism with an option to cash settle. This mechanism enables companies to take delivery of physical crude supplies through EFP or, alternatively and more commonly, open positions that can be cash settled at expiration against a physical price index. Trading in the contract will cease at the close of business on the business day immediately preceding the 15th day prior to the first day of the delivery month, if such 15th day is a banking day in London. If the 15th day is a non-banking day in London (including Saturday), trading will cease on the business day immediately preceding the first business day prior to the 15th day prior to the first day of the delivery month that is a banking day in London. Such dates are published by ICE Futures.

The New York Mercantile Exchange

The NYMEX was established in 1872 as the Butter and Cheese Exchange of New York, and has since traded a variety of commodity products. It is now the largest exchange in the world for the trading of energy futures and options contracts, including contracts for crude oil, non-oxygenated gasoline, heating oil and natural gas. It is also a leading North American exchange for the trading of platinum group metals and other precious metals contracts. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform. The establishment of energy futures on the NYMEX occurred in 1979, with the introduction of heating oil futures contracts. The NYMEX opened trading in leaded gasoline futures in 1981, followed by the crude oil futures contract in 1983 and unleaded gasoline futures in 1984.

On March 17, 2008, NYMEX Holdings, Inc. (“NYMEX Holdings”) entered into an Agreement and Plan of Merger with CME Group, Inc. (“CME Group”). If the merger is completed, NYMEX Holdings will become a direct, wholly owned subsidiary of CME Group. There can be no assurance that any proposed merger will be consummated, and we make no representation or warranty as to the accuracy or completeness of the information provided herein relating to any proposed merger.

CME Group Inc.

Effective July 12, 2007, CBOT Holdings, Inc., the parent company of the CBOT, merged with and into Chicago Mercantile Exchange Holdings Inc. At the time of the merger, the combined company was renamed CME Group Inc., and the CBOT became a subsidiary of CME Group Inc. CME Group is the world's largest and most diverse exchange, with all major benchmark asset classes ultimately available on a single trading platform and floor.

The CBOT

The CBOT, established in 1848, is a leading futures and futures−options exchange. More than 3,600 CBOT member/stockholders trade 50 different futures and options products at the CBOT by open auction and electronically. Volume at the CBOT exchange in 2006 surpassed 805 million contracts, the highest yearly total recorded in its history.

For decades, the primary method of trading at the CBOT was open auction, which involved traders meeting face−to−face in trading pits to buy and sell futures contracts. But to better meet the needs of a growing global economy, the CBOT successfully launched its first electronic trading system in 1994. During the last decade, as the use of electronic trading has become more prevalent, the CBOT exchange has upgraded its electronic trading system several times. Most recently, on October 12, 2005, the CBOT successfully launched its newly enhanced electronic trading platform, e−cbot, powered by LIFFE CONNECT®, by introducing a major API upgrade.

The London Bullion Market Association

The London Gold Bullion Market

The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the LBMA. The LBMA, which was formally incorporated in 1987, is a self-regulatory association currently comprised of 60 members, of which nine are market-making members, plus a number of associate members around the world.

Twice daily during London trading hours, at 10:30 a.m. and 3:00 p.m., there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London gold fixing is traditionally limited to five market-making members of the LBMA.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representatives at the fixing. Orders may be changed at any time during these proceedings. Prices are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices could decline without limitation over a period of time.

The London Silver Market

The London silver market is the principal global clearing center for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange traded futures and options and other derivatives. The principal representative body of the London silver market is the LBMA.

At noon on each business day, there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London silver fixing is traditionally limited to three market-making members of the LBMA.

Clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the silver fixing meeting. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Silver Fix Price is the most widely used benchmark for daily silver prices.

The official afternoon gold fixing level in U.S. dollars per troy ounce and the official silver fixing level in U.S. dollars per troy ounce are available on the LBMA website at www.lbma.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LBMA website. No information contained on the LBMA website is incorporated by reference in this product supplement.

No Relationship Between the LME, ICE Futures, NYMEX, CBOT or LBMA and J.P. Morgan Chase & Co.

The notes are not sponsored, endorsed, sold or promoted by the LME, ICE Futures, NYMEX, CBOT or LBMA. The LME, ICE Futures, NYMEX, CBOT and LBMA make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The LME, ICE Futures, NYMEX, CBOT and LBMA have no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining or implementing its business practices. The LME, ICE Futures, NYMEX, CBOT and LBMA are not responsible for and have not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. The LME, ICE Futures, NYMEX, CBOT and LBMA have no obligation or liability in connection with the administration, marketing or trading of the notes.

THE LME, ICE FUTURES, NYMEX, CBOT AND LBMA DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PRICES OF THE COMMODITIES WHICH COMPOSE THE BASKET WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT OR LBMA AND THE LME, ICE FUTURES, NYMEX, CBOT AND LBMA SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREOF. THE LME, ICE FUTURES, NYMEX, CBOT AND LBMA MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PRICES OF THE COMMODITIES WHICH COMPOSE THE BASKET WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT OR LBMA. THE LME, ICE FUTURES, NYMEX, CBOT AND LBMA MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICES OF THE COMMODITIES WHICH COMPOSE THE BASKET WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT OR LBMA. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LME, ICE FUTURES, NYMEX, CBOT OR LBMA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LME, ICE FUTURES, NYMEX OR LBMA AND THE LME, ICE FUTURES, NYMEX, CBOT AND LBMA MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

Discontinuation of Trading on the LME, ICE Futures, NYMEX, CBOT or LBMA in the Basket Commodities; Alteration of Method of Calculation

If the LME, ICE Futures, NYMEX, CBOT or LBMA discontinues trading in any of the Basket Commodities, the calculation agent may, in its sole discretion, replace such Basket Commodity with another commodity, the price of which is quoted on the LME, ICE Futures, NYMEX, CBOT, LBMA or any other exchange, that the calculation agent, in its sole discretion, determines to be comparable to the discontinued Basket Commodity (such replacement commodity will be referred to herein as a “successor Basket Commodity”), then any settlement price or fixing level, as applicable, for such discontinued Basket Commodity on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which such settlement price or fixing level, as applicable, is to be determined will be determined by reference to the level of such Basket Commodity at the close of trading on the LME, ICE Futures, NYMEX, CBOT, LBMA or any other relevant exchange for the successor Basket Commodity on such day.

Upon any selection by the calculation agent of a successor Basket Commodity, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the LME, ICE Futures, NYMEX, CBOT or LBMA discontinues trading in any of the Basket Commodities prior to, and such discontinuation is continuing on, any Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the settlement price or fixing level, as applicable, for such Basket Commodity is to be determined, and the calculation agent determines, in its sole discretion, that no successor Basket Commodity is available at such time, or the calculation agent has previously selected a successor Basket Commodity and trading of such successor Basket Commodity is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the settlement price or fixing level, as applicable, for such Basket Commodity or Successor Basket Commodity, as applicable, for such date; provided that, if the calculation agent determines that no successor Basket Commodity exists for the discontinued Basket Commodity, the settlement price or fixing level, as applicable, for such Basket Commodity will be the settlement price or fixing level, as applicable, that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the date following the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date.

Notwithstanding these alternative arrangements, discontinuation of trading on the LME, ICE Futures, NYMEX, CBOT or LBMA in any of the Basket Commodities may adversely affect the value of the notes.

If at any time the method of calculating the price of any Basket Commodity or successor Basket Commodity, as applicable, is changed in a material respect by the LME, ICE Futures, NYMEX, CBOT, LBMA or any other relevant exchange, or if the reporting thereof is in any other way modified so that such price does not, in the opinion of the calculation agent, fairly represent the value of such Basket Commodity, the calculation agent will, at the close of business in New York City on each day on which settlement price or fixing level, as applicable, for such Basket Commodity or successor Basket Commodity, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for such Basket Commodity or successor Basket Commodity, as applicable. The calculation agent will cause written notice of such calculations and adjustments to be furnished to the holders of the notes.

The Basket Currencies and the Reference Currency

We will specify the Basket Currencies and the Reference Currency in the relevant terms supplement.

THE DOW JONES EURO STOXX 50® INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information.

The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50®Index Calculation

The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index	=	free float market capitalization of the Dow Jones EURO STOXX 50® Index	x	1,000
adjusted base date market capitalization of the Dow Jones EURO STOXX 50® Index

The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B/A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A - price of other company * B) / A Divisor: decreases
(5) Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares ) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A - price of spun-off shares *B) / A Divisor: decreases
(8) Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.
If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C *
(1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price =  (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price =  (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

License Agreement with STOXX Limited

We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to JPMorgan Chase & Co. other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to JPMorgan Chase & Co. or the notes. STOXX Limited has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN JPMORGAN CHASE & CO. AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE “LICENSORS”), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

Discontinuation of the Dow Jones EURO STOXX 50®Index; Alteration of Method of Calculation

If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index and STOXX Limited or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones EURO STOXX 50® Index (such index being referred to herein as a “EURO STOXX successor index”), then the closing level for the Dow Jones EURO STOXX 50® Index on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the Dow Jones EURO STOXX 50® Index is to be determined will be determined by reference to the level of such EURO STOXX successor index at the close of trading on the relevant exchange for the EURO STOXX successor index on such day.

Upon any selection by the calculation agent of a EURO STOXX successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the Dow Jones EURO STOXX 50® Index is to be determined, and the calculation agent determines, in its sole discretion, that no EURO STOXX successor index is available at such time or the calculation agent has previously selected a EURO STOXX successor index and publication of such EURO STOXX successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the Dow Jones EURO STOXX 50® Index for such date. The closing level for the Dow Jones EURO STOXX 50® Index will be computed by the calculation agent in accordance with the formula for and method of calculating the Dow Jones EURO STOXX 50® Index or EURO STOXX successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Dow Jones EURO STOXX 50® Index or EURO STOXX successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Dow Jones EURO STOXX 50® Index or Euro STOXX successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the Dow Jones EURO STOXX 50® Index or a EURO STOXX successor index, or the level thereof, is changed in a material respect, or if the Dow Jones EURO STOXX 50® Index or a EURO STOXX successor index is in any other way modified so that the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index does not, in the opinion of the calculation agent, fairly represent the level of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the Dow Jones EURO STOXX 50® Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the Dow Jones EURO STOXX 50® Index with reference to the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index, as adjusted. Accordingly, if the method of calculating the Dow Jones EURO STOXX 50® Index or a EURO STOXX successor index is modified so that the level of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Dow Jones EURO STOXX 50® Index), then the calculation agent will adjust its calculation of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index in order to arrive at a level of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index as if there had been no such modification (e.g., as if such split had not occurred).

THE NIKKEI 225 INDEX

We have derived all information regarding the Nikkei 225 Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods — Marine Products, Food, Retail, Services;

•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei 225 Index is a modified, price-weighted index (i.e., an Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.211 as of March 26, 2008 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities.

Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei 225” and “Nikkei Stock Average” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the index. Nikkei Digital Media, Inc., a wholly-owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

The notes are not in any way sponsored, endorsed or promoted by the Nikkei 225 Index Sponsor. The Nikkei 225 Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei 225 Index or the figure as which the Index stands at any particular day or otherwise. The Nikkei 225 Index is compiled and calculated solely by the Nikkei 225 Index Sponsor. However, the Nikkei 225 Index Sponsor will not be liable to any person for any error in the Nikkei 225 Index and the Nikkei 225 Index Sponsor will not be under any obligation to advise any person, including a purchase or vendor of the notes, of any error therein.

In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation

If Nikkei Inc. discontinues publication of the Nikkei 225 Index and Nikkei Inc. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Nikkei 225 Index (such index being referred to herein as a “Nikkei successor index”), then the closing level for the Nikkei 225 Index on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the Nikkei 225 Index is to be determined will be determined by reference to the level of such Nikkei successor index at the close of trading on the TSE (2nd session) or the relevant exchange for the Nikkei successor index on such day.

Upon any selection by the calculation agent of a Nikkei successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If Nikkei Inc. discontinues publication of the Nikkei 225 Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the Nikkei 225 Index is to be determined, and the calculation agent determines, in its sole discretion, that no Nikkei successor index is available at such time, or the calculation agent has previously selected a Nikkei successor index and publication of such Nikkei successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the Nikkei 225 Index for such date. The closing level for Nikkei 225 Index will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225 Index or Nikkei successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Nikkei 225 Index or Nikkei successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Nikkei 225 Index or Nikkei successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the Nikkei 225 Index or a Nikkei successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225 Index or a Nikkei successor index is in any other way modified so that the Nikkei 225 Index or such Nikkei successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225 Index or such Nikkei successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the Nikkei 225 Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225 Index or such Nikkei successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the Nikkei 225 Index with reference to the Nikkei 225 Index or such Nikkei successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225 Index or a Nikkei successor index is modified so that the level of the Nikkei 225 Index or such Nikkei successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225 Index), then the calculation agent will adjust its calculation of the Nikkei 225 Index or such Nikkei successor index in order to arrive at a level of the Nikkei 225 Index or such Nikkei successor index as if there had been no such modification (e.g., as if such split had not occurred).

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

THE S&P 500® INDEX

We have derived all information regarding the S&P 500® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as

“exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required

Stock Split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share Issuance (i.e., change ≥5%)	Shares Outstanding plus newly issued Shares	Yes

Share Repurchase (i.e., change ≥5%)	Shares Outstanding minus Repurchased Shares	Yes

Special Cash Dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus:	Yes

Price of Rights
Rights Ratio

Spin-offs	Price of parent company minus:	Yes

Price of Spin-off Co.
Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement with S&P

S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S,” “S&P,” “S&P 500” AND “500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

Discontinuation of the S&P 500® Index; Alteration of Method of Calculation

If S&P discontinues publication of the S&P 500® Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P 500® Index (such index being referred to herein as an “S&P 500 successor index”), then the closing level for the S&P 500® Index on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the S&P 500® Index is to be determined will be determined by reference to the level of such S&P 500 successor index at the close of trading on the NYSE, the American Stock Exchange, LLC, The NASDAQ Stock Market or the relevant exchange for the S&P 500 successor index on such day.

Upon any selection by the calculation agent of an S&P 500 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If S&P discontinues publication of the S&P 500® Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the S&P 500® Index is to be determined, and the calculation agent determines, in its sole discretion, that no S&P 500 successor index is available at such time, or the calculation agent has previously selected an S&P 500 successor index and publication of such S&P 500 successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P 500® Index for such date. The closing level for the S&P 500® Index will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P 500® Index or S&P 500 successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the S&P 500® Index or S&P 500 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P 500® Index or S&P 500 successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the S&P 500® Index or an S&P 500 successor index, or the level thereof, is changed in a material respect, or if the S&P 500® Index or an S&P 500 successor index is in any other way modified so that the S&P 500® Index or such S&P 500 successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P 500® Index or such S&P 500 successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P 500® Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P 500® Index or such S&P 500 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P 500® Index with reference to the S&P 500® Index or such S&P 500 successor index, as adjusted. Accordingly, if the method of calculating the S&P 500® Index or an S&P 500 successor index is modified so that the level of the S&P 500® Index or such S&P 500 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P 500® Index), then the calculation agent will adjust its calculation of the S&P 500® Index or such S&P 500 successor index in order to arrive at a level of the S&P 500® Index or such S&P 500 successor index as if there had been no such modification (e.g., as if such split had not occurred).

THE S&P BRIC 40 INDEX

We have derived all information contained in this product supplement regarding the S&P BRIC 40 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. The S&P BRIC 40 Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

S&P BRIC 40 Index Composition and Maintenance

Launched by S&P on June 20, 2006, the S&P BRIC 40 Index is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, Russia, India and China. There is no minimum number of stocks from the respective four countries that have to be included. All stocks in the S&P BRIC 40 Index trade in developed market exchanges - the Hong Kong Stock Exchange, London Stock Exchange, Nasdaq Stock Market and New York Stock Exchange. The S&P BRIC 40 Index uses a particular selection procedure for its composition stocks, and a modified market capitalization weighting scheme, both discussed in further detail below.

All constituent companies are also members of the S&P/IFCI index series for one of the four countries. The S&P/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are chosen based on size, liquidity, and their legal and practical availability to foreign institutional investors. The S&P/IFCI indices are calculated on a daily basis for each country.

The process of selecting the 40 companies is as follows. All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China comprise the initial selection universe. All companies that do not have a developed market listing are removed from the list. Companies with a float-adjusted market capitalization of less than $1 billion and/or an average six-month daily trading volume of less than $5 million are removed. In addition, if a company has multiple share classes, the share class with the lower liquidity is removed. The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members. In the rare event that fewer than 40 stocks qualify for inclusion, S&P may modify the criteria to include multiple share classes or reduce the market capitalization limit.

The S&P BRIC 40 Index is rebalanced once a year on the third Friday of December. The reference date for additions and deletions is the third Friday of November. No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or de-listings. In case of any changes, an announcement will be made followed by the immediate revision of the methodology.

The S&P BRIC 40 Index Committee maintains the S&P BRIC 40 Index, meeting as often as needed. The committee members are full-time professionals of the Standard & Poor’s staff. At each meeting, the S&P BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the S&P BRIC 40 Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

The S&P BRIC 40 Index is calculated in U.S. dollars and Euros. Local market prices are converted using the Reuters / WM London closing. The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades. If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

As of December 31, 2007, 41.59% of the S&P BRIC 40 Index weight was made up of Chinese stocks, 23.24% by Brazilian stocks, 28.21% by Russian stocks and 6.96% by Indian stocks. As of the same date, the largest sectors of the S&P BRIC 40 Index were energy (composing 41.36% of Index weight), financials (composing 29.63 of Index weight), telecom (composing 13.07% of Index weight), and materials (composing 10.20% of Index weight).

S&P BRIC 40 Index Calculation

Once the constituent companies are identified, S&P utilizes a modified market capitalization weighing procedure to determine the composition of the S&P BRIC 40 Index. In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors. Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index. In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least $600 million.

The details of the weighing procedure at every rebalancing are as follows:

1.   Every stock is given an initial Adjustment Factor (AF) of I. Basket Liquidity (BL) and Maximum Weight (MW) are set to U.S.$ 600 million and 10%, respectively.

2.   The weight for each stock in the S&P BRIC 40 Index is calculated as follows:

3.   Trade size, S, is calculated for each stock as follows:

Si = Li/Wi

where Li is the liquidity of the ith stock, as defined by the six-month average daily value traded.

4.   The adjustment factor for each stock is modified as follows:

If Si< BL and/or Wi > MW

Then AFi = AFi previous - 0.2

Else AFi = AFi previous

5.   If, for every stock, Si > BL and Wi< MW, then the process is complete and the weights derived in step 2 are used. If not, steps 2,3 and 4 are repeated until all stocks meet the market cap and liquidity requirements. No further adjustments are made for stocks which have AF = 0.2.

The basket liquidity (BL) parameter essentially sets a limit of the minimum portfolio size that must be turned over in a single day, based on the historical average value-traded pattern. The MW parameter is the maximum weight of each stock at the rebalancing. These parameters can be changed depending on market circumstances. Steps 1 through 5 modify the market cap weighting scheme in a looped manner until the BL and MW constraints are satisfied for all index constituents.

The index is calculated by means of the divisor methodology used in all Standard & Poor’s equity indices. The index value is simply the index market value divided by the index divisor:

Index Value	=	Index Market Value
Index Divisor
(1)

(2)

Index Shares are set at the time of rebalancing in the following manner such that for the ith constituent:

Index Sharesi	=	(1000,000 x Wi)
Pricerebalancing day close, i
where Wi is the weight for the ith constituent at the rebalancing as derived from the previous section, and Pricerebalancing day close, i is its price at the close of the rebalancing date.
(3)

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value)before rebalancing = (Index Value)after rebalancing

(4)

Therefore,

(5)

Index Adjustments

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Type of Corporate Action	Adjustment made to Index	Divisor Adjustment
Spin-off
No weight change. The price is adjusted to Price of Parent Company minus (Price of Spin-off company/Share Exchange Ratio). Index Shares change so that the company’s weight remains the same as its weight before the spin-off.
No
Rights offering
The price is adjusted as follows: ([Ratio Received * Rights Price] + [Ratio Held * Close Price]) / [Ratio Received + Ratio Held] * Close Price). Index Shares are changed correspondingly so that there is no change in weight.
No
Stock split	Index Shares are multiplied by and price is divided by the split factor.	No
Share issuance or Reduction	None	No
Special dividends	Price of the stock making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before ex-date.	Yes
Delisting	The stock is removed. No replacements are made.	Yes
Merger or acquisition
If the surviving company is already an index member, it is retained in the index. If the surviving company does not belong to BRIC countries or does not maintain the exchange listing included in the index, it is removed. An announcement will be made in other cases.
Yes, if there is a removal.

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions, or other events, S&P will calculate the closing price of the indices based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the exchange listing included in the index. If an exchange fails to open due to unforeseen circumstances, the index will use the prior day’s closing prices. If all exchanges fail to open, S&P may determine not to publish the index for that day.

The S&P BRIC 40 Index is Subject to Currency Exchange Risk

Because the closing prices of the stocks composing the S&P BRIC 40 Index are converted into U.S. dollars for purposes of calculating the value of the S&P BRIC 40 Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component stocks trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component stocks in the S&P BRIC 40 Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component stocks trade will result in an increase in the value of the S&P BRIC 40 Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the S&P BRIC 40 Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the S&P BRIC 40 Index, and any negative currency impact on the S&P BRIC 40 Index may significantly decrease the value of the notes. The return on an index composed of the component stocks where the closing price is not converted into U.S. dollars can be significantly different from the return on the S&P BRIC 40 Index, which is converted into U.S. dollars.

License Agreement between S&P and J.P. Morgan Securities Inc.

S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by S&P, in connection with certain securities.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P BRIC 40 Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P BRIC 40 Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S”, “S&P”, AND “S&P BRIC 40” ARE TRADEMARKS OF THE STANDARD & POOR’S DIVISION OF THE MCGRAW-HILL COMPANIES, INC., SOME OF WHICH MAY BE PROTECTED BY REGISTRATION IN ONE OR MORE TERRITORIES AND WHICH HAVE BEEN LICENSED FOR USE BY JPMSI. THIS PRODUCT IS NOT SPONSORED, MANAGED, ADVISED, SOLD OR PROMOTED BY S&P.

Discontinuation of the S&P BRIC 40 Index; Alteration of Method of Calculation

If S&P discontinues publication of the S&P BRIC 40 Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P BRIC 40 Index (such index being referred to herein as an “S&P BRIC 40 successor index”), then the closing level for the S&P BRIC 40 Index on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the S&P BRIC 40 Index is to be determined will be determined by reference to the level of such S&P BRIC 40 successor index at the close of trading on the relevant exchange for the S&P BRIC 40 successor index on such day.

Upon any selection by the calculation agent of an S&P BRIC 40 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If S&P discontinues publication of the S&P BRIC 40 Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, a Basket Valuation Date or any other relevant date on which the closing level for the S&P BRIC 40 Index is to be determined, and the calculation agent determines, in its sole discretion, that no S&P BRIC 40 successor index is available at such time, or the calculation agent has previously selected an S&P BRIC 40 successor index and publication of such S&P BRIC 40 successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P BRIC 40 Index for such date. The closing level for the S&P BRIC 40 Index will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P BRIC 40 Index or S&P BRIC 40 successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the S&P BRIC 40 Index or S&P BRIC 40 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P BRIC 40 Index or S&P BRIC 40 successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the S&P BRIC 40 Index or an S&P BRIC 40 successor index, or the level thereof, is changed in a material respect, or if the S&P BRIC 40 Index or an S&P BRIC 40 successor index is in any other way modified so that the S&P BRIC 40 Index or such S&P BRIC 40 successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P BRIC 40 Index or such S&P BRIC 40 successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P BRIC 40 Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P BRIC 40 Index or such S&P BRIC 40 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P BRIC 40 Index with reference to the S&P BRIC Index or such S&P BRIC 40 successor index, as adjusted. Accordingly, if the method of calculating the S&P BRIC 40 Index or an S&P BRIC 40 successor index is modified so that the level of the S&P BRIC 40 Index or such S&P BRIC 40 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P BRIC 40 Index), then the calculation agent will adjust its calculation of the S&P BRIC 40 Index or such S&P BRIC 40 successor index in order to arrive at a level of the S&P BRIC 40 Index or such S&P BRIC 40 successor index as if there had been no such modification (e.g., as if such split had not occurred).

GENERAL TERMS OF NOTES

Calculation Agent

JPMSI will act as the calculation agent. The calculation agent will determine, among other things, the Component Starting Level and the Component Closing Level for each of the Basket Components, the Starting Basket Level, the Ending Basket Level, the Basket Return, the Additional Amount, if any, we will pay you at maturity, the settlement price, fixing level, or closing level of each Basket Component on each Initial Averaging Date, if applicable, and each Basket Valuation Date and the Basket Closing Level on any Basket Valuation Date, including the Component Return for each Basket Component and the Ending Spot Rate for each Basket Currency, as well as, if applicable, whether a Knock-Out Event has occurred (for notes with a Knock-Out Level), whether the Ending Basket Level is equal to or greater than the Starting Basket Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. In addition, the calculation agent will determine the Spot Rate for a Basket Currency if such Spot Rate is not available on Reuters or Bloomberg, whether there has been a market disruption event or a discontinuation of trading on the LME, ICE Futures, NYMEX, CBOT or the LBMA with respect to any Basket Commodity or discontinuation of any Basket Index, whether there has been a material change in the method of calculation of any basket Components and, if the notes bear interest, whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date, if applicable, on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date and each Interest Payment Date, if applicable.

All calculations with respect to the Starting Basket Level, the Ending Basket Level, the Basket Return (including the Component Return for each Basket Component) and the settlement price, fixing level, closing level or Spot Rate of each Basket Component on the pricing date, any Initial Averaging Date, if applicable or any Basket Valuation Date will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the settlement price, fixing level or closing level of a Basket Commodity or a Basket Index on any Initial Averaging Date, if applicable, or Basket Valuation Date and, consequently, the Basket Return and the Additional Amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

The Basket Commodities

With respect to the LME, ICE Futures, NYMEX, CBOT, LBMA, or any other relevant exchange and each of the Basket Commodities (or any relevant successor Basket Commodity), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•
a suspension, absence or material limitation of trading in (i) such Basket Commodity (or the relevant successor Basket Commodity) on its relevant exchange, as determined by the calculation agent, or (ii) futures or options contracts relating to such Basket Commodity (or the relevant successor Basket Commodity) on the relevant exchange for those contracts, as determined by the calculation agent;

•
any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, such Basket Commodity (or the relevant successor Basket Commodity) on its relevant exchange, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Commodity (or the relevant successor Basket Commodity) on its relevant exchange;

•
the closure on any day of the relevant exchange for such Basket Commodity (or the relevant successor Basket Commodity) on a scheduled trading day prior to the scheduled weekday closing time of such relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant exchange on such scheduled trading day for such relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such relevant exchange;

•
any scheduled trading day on which (i) the relevant exchange for such Basket Commodity (or the relevant successor Basket Commodity) or (ii) the relevant exchanges or quotation systems, if any, on which futures or options contracts on such Basket Commodity (or the relevant successor Basket Commodity) are traded, fails to open for trading during its regular trading session;

in each case as determined by the calculation agent in its sole discretion; and

•
a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to a Basket Commodity (or the relevant successor Basket Commodity) has occurred, unless otherwise specified in the relevant terms supplement, the following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to a Basket Commodity (or the relevant successor Basket Commodity).

However, the failure of Bloomberg Financial Markets to announce or publish the relevant official settlement price or fixing level specified in this product supplement no. 85-II for the relevant Basket Commodity (or the relevant successor Basket Commodity) will constitute a market disruption event with respect to a Basket Commodity (or the relevant successor Basket Commodity).

For this purpose, an “absence of trading” on the relevant exchange on which futures or options contracts related to a Basket Commodity (or the relevant successor Basket Commodity) are traded will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a Basket Commodity (or the relevant successor Basket Commodity), or futures or options contracts related to a Basket Commodity (or the relevant successor Basket Commodity), if available, on their relevant exchanges, by reason of any of:

•    a price change exceeding limits set by such relevant exchange,

•    an imbalance of orders, or

•    a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

“Relevant exchange” means, with respect to each Basket Commodity, any relevant successor Basket Commodity or any futures or options contracts relating to such Basket Commodity or successor Basket Commodity, the LME, ICE Futures, NYMEX, CBOT, LBMA or any primary exchange or market of trading related to such Basket Commodity, successor Basket Commodity, as applicable, or any futures or options contracts, as applicable.

The Basket Indices

With respect to each Basket Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of such Basket Index (or the relevant successor Basket Index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

•
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such Basket Index (or the relevant successor Basket Index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such Basket Index (or the relevant successor Basket Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

•
a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For the purpose of determining whether a market disruption event with respect to an Basket Index (or the relevant successor Basket Index) exists at any time, if trading in a security included in such Basket Index (or the relevant successor Basket Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Basket Index (or the relevant successor Basket Index) will be based on a comparison of:

•	the portion of the level of such Basket Index (or the relevant successor Basket Index) attributable to that security relative to

•	the overall level of such Basket Index (or the relevant successor Basket Index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to an Basket Index (or the relevant successor Basket Index) has occurred, unless otherwise specified in the relevant terms supplement:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to such Basket Index (or the relevant successor index);

•
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on such Basket Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of

•  a price change exceeding limits set by such exchange or market,

•  an imbalance of orders relating to such contracts or

•  a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Index (or the relevant successor index); and

•
a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to such Basket Index (or the relevant successor index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to each Basket Index or the relevant successor Basket Index, the primary organized exchange or market of trading for any security (or any combination thereof) then included in such Basket Index or such successor Basket Index, as applicable.

Events of Default

Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Additional Amount Calculation in Case of an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be equal to $1,000 (or a portion of $1,000 if there is a Partial Principal Protection Percentage set forth in the relevant terms supplement) plus the Additional Amount, calculated as if the date of acceleration were the final Basket Valuation Date, plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Basket Valuation Date, then for each Basket Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) will be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid, unless otherwise specified in the relevant terms supplement.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;
•	an insurance company;
•	a “regulated investment company” as defined in Code Section 851;
•	a “real estate investment trust” as defined in Code Section 856;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
•	a dealer in securities or foreign currencies;
•	a person holding the notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities or foreign currencies who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

The following discussion does not apply to notes with a Fixed Payment or notes that may pay less than $1,000 per $1,000 principal amount note at maturity. Prospective holders of these notes will be provided with a supplemental disclosure statement in the relevant terms supplement, describing the tax consequences relating to such notes.

Tax Treatment of the Notes

We expect to seek an opinion from Davis Polk & Wardwell, our special tax counsel, regarding the treatment of the notes as debt for U.S. federal income tax purposes. The relevant terms supplement will describe Davis Polk & Wardwell’s level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that Davis Polk & Wardwell has provided us an opinion that the notes will be treated as debt for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

The following discussion applies to you only if you are a “U.S. Holder” of notes. You are a “U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;
•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of these notes or similar instruments for U.S. federal income tax purposes, and no ruling will be requested from the IRS with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain.

Tax Treatment Prior to Maturity

Because the term of these notes is not more than one year, they will be treated as short-term debt obligations. Cash-method holders will not be required to recognize income with respect to the notes prior to the maturity date, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on short-term notes on a straight-line basis, because the Additional Amount that will be received with respect to the notes is uncertain, it is not clear how these accruals should be determined. If the Additional Amount has become fixed (or the likelihood of the Additional Amount being a fixed amount (including zero) has become “remote”) prior to the maturity date, it is likely that the amount of interest to be accrued will be determined based on that fixed Additional Amount. You should consult your tax adviser regarding the determination of the amount of any interest accruals on the notes.

Sale, Exchange or Redemption of the Notes

Upon a sale or exchange of a short-term note (including redemption of the notes on the maturity date), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note should equal the sum of the amount you paid to acquire the note and interest that you have previously included in income but not received, if any.

The amount of any resulting loss will be treated as a capital loss, and, if the basket includes one or more currencies, could be subject to special reporting requirements if the loss exceeds certain thresholds. In the case of a gain resulting from redemption on the maturity date, the gain should be treated as ordinary interest income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to the maturity date should be treated as capital gain or ordinary interest income. If the Additional Amount to be received on the maturity date has become fixed (or the likelihood of the Additional Amount being a fixed amount (including zero) has become “remote”) prior to a sale or exchange, it is likely that the portion of gain on the sale or exchange that should be treated as accrued interest (and, therefore, taxed as ordinary interest income) will be determined based on that fixed Additional Amount. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange (including redemption on the maturity date) of a short-term note.

Interest on Indebtedness Incurred to Purchase the Notes

To the extent you have not previously included interest income on short-term notes, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the notes until the maturity date or until you dispose of your notes in a taxable transaction. You should consult your tax adviser regarding the possibility of this deferral.

Notes with a Term of More than One Year

We expect to treat these notes generally as “contingent payment debt instruments” for U.S. federal income tax purposes and the following discussion assumes that treatment. The relevant terms supplement may express our or our special tax counsel, Davis Polk & Wardwell’s level of comfort on this issue, with the consequences described below. Under that treatment, the notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for such notes, which we will file with the SEC.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

•	will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and
•
to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

Upon a sale, exchange or retirement of a note (including at its maturity), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

Special rules may apply if the contingent payment on the notes becomes fixed prior to its scheduled date of payment. For purposes of the preceding sentence, a payment will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, under these rules you would be required to make adjustments to account for the difference between the amount so treated as fixed and the projected payment in a reasonable manner over the remaining term of the notes. In addition, you may be required to make adjustments to, among other things, your accrual periods and your adjusted basis in the notes. The character of any gain or loss on a sale or exchange of the notes could also be affected. You should consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a nonresident alien fiduciary of a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note (including at its maturity).

Notwithstanding the preceding paragraph, if the notes have a term to maturity of 183 days or less and you do not provide a properly executed IRS form W-8BEN, you may be subject to backup withholding as described below, unless you provide documentation of your status as a Non-U.S. person.

If you are a Non-U.S. Holder, interest paid to you on the notes, and any gain realized on a sale or exchange of the notes including at maturity, will be exempt from U.S. federal income tax (including withholding tax) provided generally in the case of notes with a term of more than 183 days that you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements and those amounts are not effectively connected with your conducting a U.S. trade or business.

If you are engaged in a trade or business in the United States and if the income or gain on the note, if any, is effectively connected with your conduct of such trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on this income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the second preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

Interest (including OID) paid on the notes and the proceeds received from a sale, exchange or other disposition (including at maturity) of the notes will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. However, if you are a Non-U.S. Holder, you will generally be exempt from backup withholding and information reporting requirements if you certify that you are not a U.S. person and meet certain other conditions or otherwise establish an exemption from these rules.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

UNDERWRITING

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 85-II or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 85-II or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)
the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)
the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

This product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” —the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

This product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)
to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)
to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)
to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.  Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.  Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.  Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.  Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.  Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.  Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.  Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.  Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.  Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)
an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

Neither this product supplement no. 85-II nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 85-II, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 85-II and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) provides a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.